UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Verisk Analytics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2013 Annual Meeting of Shareholders

to be held at the offices of the Company

545 Washington Boulevard

Jersey City, New Jersey 07310

May 15, 2013, 8:00 AM, local time

April 1, 2013

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Verisk Analytics, Inc. will be held on Wednesday, May 15, 2013, at 8:00 a.m. local time, at 545 Washington Boulevard, Jersey City, New Jersey 07310, to:

•	elect four (4) members of the Board of Directors;

•	approve the compensation of the Company’s named executive officers on an advisory, non-binding basis (“say-on-pay”);

•	approve the Verisk Analytics, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”);

•	approve the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan (the “Annual Incentive Plan”);

•	ratify the appointment of Deloitte & Touche LLP as independent auditor for the year ending December 31, 2013; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis, the approval of the 2013 Equity Incentive Plan, the approval of the Annual Incentive Plan and the ratification of the appointment of the auditor. With respect to certain of our shareholders, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders via the Internet. We believe this e-proxy process expedites shareholders’ receipt of proxy materials and lowers the costs of our annual meeting of shareholders. Accordingly, we have mailed to certain of our beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. We are mailing paper copies of our annual meeting materials to our shareholders of record, and to eligible participants in the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP.

The Notice of Internet Availability of Proxy Materials is being mailed to certain of our shareholders beginning on or about April 1, 2013. The Proxy Statement is being made available to our shareholders and eligible ESOP participants beginning on or about April 1, 2013.

Very truly yours,

Kenneth E. Thompson

Executive Vice President, General

Counsel and Corporate Secretary

*****

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 15, 2013. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at www.proxyvote.com. Upon written request to our Corporate Secretary, we will provide a copy of our Annual Report on Form 10-K without charge.

Verisk Analytics, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

April 1, 2013

PROXY STATEMENT

We are making this Proxy Statement available in connection with the solicitation of proxies by our Board of Directors for the 2013 Annual Meeting of Shareholders. We are mailing the Notice of Internet Availability of Proxy Materials on or about April 1, 2013. This Proxy Statement is being made available to our shareholders on or about April 1, 2013. In this Proxy Statement, we refer to Verisk Analytics, Inc. as the “Company,” “Verisk,” “we,” “our” or “us” and the Board of Directors as the “Board.”

ANNUAL MEETING INFORMATION

Date and Location.    We will hold the annual meeting on Wednesday, May 15, 2013 at 8:00 AM, local time, at the offices of the Company, 545 Washington Boulevard, Jersey City, New Jersey 07310.

Admission.    Only record or beneficial owners of our common stock as of the Record Date, as defined below, or their proxies, and eligible participants of the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP, may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Notice of Electronic Availability of Proxy Materials.    Pursuant to the rules adopted by the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K available to some of our shareholders electronically via the Internet. Accordingly, in compliance with this e-proxy process, on or about April 1, 2013, we are mailing to our beneficial owners the Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, beneficial owners will not receive a printed copy of the proxy materials in the mail unless they request a copy. The Notice is not a proxy card and cannot be used to vote your shares. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Your participation in the e-proxy process enables us to save money on the cost of printing and mailing the documents to you. Beneficial owners may request to receive a printed set of the proxy materials by mail or electronically, in either case, free of charge.

Printed copies of the proxy materials are being sent to record holders of our stock and to eligible ESOP participants. All shareholders and eligible ESOP participants will be able to access the proxy materials at www.proxyvote.com.

Record and Beneficial Owners.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, to be a stockholder of record, and our annual meeting materials are being sent to you directly by us. As the stockholder of record, you have the right to grant your voting proxy or to attend the meeting and vote in person. If your shares are held in a brokerage account, including an Individual Retirement Account, or by a bank or other nominee, you are considered a beneficial owner of those shares held in “street name” and your broker or nominee is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares.

VOTING INFORMATION

Record Date.    The Record Date for the annual meeting is March 18, 2013. Record and beneficial owners may vote all shares of Verisk’s common stock they owned as of the close of business on that date. ESOP participants may direct the ESOP Trustee to vote all shares of Verisk’s common stock allocated to their ESOP accounts as of the close of business on that date. Each share of Class A common stock entitles you to one vote on the election of each of the Directors nominated for election and one vote on each other matter voted on at the annual meeting. On the Record Date 168,384,548 shares of Class A common stock were outstanding. We need a quorum consisting of a majority of the shares of Class A common stock outstanding on the Record Date present, in person or by proxy, to hold the annual meeting.

Submitting Voting Instructions for Shares Held Through a Broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares as described below:

•

Discretionary Items.    The ratification of the appointment of Verisk’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

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Nondiscretionary Items.    The election of directors, the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis, the approval of the 2013 Equity Incentive Plan and the approval of the Annual Incentive Plan are considered “non-discretionary” items. NYSE members that do not receive instructions from beneficial owners may not vote on these proposals on their behalf.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your broker will return the proxy card without voting on that matter (referred to as broker non-votes). Your shares will not be counted in determining the outcome of the vote on that matter. Therefore, if you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count in the election of directors, the approval of the compensation of named executive officers on an advisory, non-binding basis, the approval of the 2013 Equity Incentive Plan and the approval of the Annual Incentive Plan.

Submitting Voting Instructions for Shares Held in Your Name.    If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as cable, telephone and Internet access charges. The deadline for submitting your proxy via the Internet or by telephone is 11:59 p.m., EDT, on May 14, 2013. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting Voting Instructions for Shares held in the ESOP.    Participants who hold shares indirectly through the ISO 401(k) Savings and Employee Stock Ownership Plan may instruct the Plan Trustee, Greatbanc Trust Company, how to vote all shares of Verisk Class A common stock allocated to their accounts. The Plan Trustee will vote the ESOP shares for which it has not received instruction in its discretion, in the best interests of ESOP participants. All votes will be kept confidential and individual votes will not be disclosed to management unless required by law.

Revoking Your Proxy.    You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to the Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes Required to Elect Directors.    Each director will be elected by a plurality of the votes cast with respect to such director. A “plurality of the votes cast” means that the open seats on the Board will be filled by the nominees who receive the highest number of votes until all of the open seats have been filled. Under Delaware law, if the director is not re-elected at the annual meeting, the director will continue to serve on the Board until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Votes Required to Adopt the Advisory, Non-Binding Resolution on the Compensation of the Company’s Named Executive Officers.    The approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Votes Required to Approve the 2013 Equity Incentive Plan.    The approval of the Verisk Analytics, Inc. 2013 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Votes Required to Approve the Annual Incentive Plan.    The approval of the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Votes Required to Ratify Auditor.    The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

“Abstaining” and “Broker Non-Votes.”    You may vote “abstain” for any proposal. Shares voting “abstain” on, and broker non-votes with respect to, any nominee for director will be excluded entirely from such vote and will have no effect on the election of directors. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal. Broker non-votes will not be counted in determining the results of the votes on these proposals.

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered terms. The number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation. Our Board of Directors consists of twelve directors and each director who is elected will be elected for a three-year term by the holders of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. On February 20, 2013, our Board of Directors appointed Therese M. Vaughan to serve as a director for a term continuing until 2015. Ms. Vaughan’s appointment filled the existing vacancy in the class of directors serving a term continuing until 2015 and brings the number of directors in each of our three classes of directors to four. Arthur J. Rothkopf, a director currently serving a term continuing until 2013 has reached the Company’s mandatory retirement age of 75 under our Corporate Governance Guidelines for directors. Accordingly, Mr. Rothkopf will not stand for re-election and his term as director will end as of the date of the 2013 Annual Meeting of Shareholders. Scott G. Stephenson, our newly appointed Chief Effective Officer effective as of April 1, 2013, has been nominated by our Board to stand for election at the 2013 Annual Meeting of Shareholders for a term continuing until 2016. All of the other nominees are current directors of Verisk as of April 1, 2013, and each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

We believe that each of the nominees listed below possesses key attributes that we seek in a director, including strong and effective decision-making, communication and leadership skills. We also believe that the Board as a whole possesses the right diversity of experience, qualifications and skills to oversee and address the key issues facing the Company.

Nominees for Election

Nominees for terms continuing until 2016

John F. Lehman, Jr. (70) has served as one of our directors since 1992. Mr. Lehman is Chairman of J. F. Lehman & Co., an investment firm that he founded in 1991. Prior to founding J. F. Lehman & Co., he was Managing Director of Paine Webber, Inc. from 1988 to 1991. In 1981, Mr. Lehman was appointed Secretary of the Navy by President Reagan and served in that capacity until 1987. Mr. Lehman was a member of the bipartisan September 11 Commission and serves on the Board of Directors of Ball Corp. and EnerSys, Inc. In assessing Mr. Lehman’s skills and qualifications to serve on our Board, our directors considered his financial expertise and operations skills gained through involvement with numerous diverse businesses and through his experience in government and public service. Our Board also believes it benefits from Mr. Lehman’s experience gained by service on two other public company boards, Ball Corp. and EnerSys, Inc.

Andrew G. Mills (60) has served as one of our directors since 2002. Mr. Mills has served as the interim President of The King’s College in New York, New York from October 2012 to present and prior to that from May 2007 until August 2010. He is the former Chairman of Intego Solutions LLC, which he founded in 2000. Mr. Mills previously served as Chief Executive Officer of The Thomson Corporation’s Financial and Professional Publishing unit and as a member of Thomson’s Board of Directors. In 1984, he led the start-up operations of Business Research Corporation and was responsible for overseeing its sale and integration into The Thompson Corporation. He began his career with Courtaulds Ltd. and joined The Boston Consulting Group in 1979. Mr. Mills is on the Board of Directors of The King’s College and Camp of the Woods, is a member of the Massachusetts State Board of the Salvation Army and is co-chairman of the Theology of Work Project. In assessing Mr. Mills’ skills and qualifications to serve on our Board, our directors considered his management expertise gained through senior executive positions with diverse businesses and his expertise in acquisitions and integration of acquired businesses.

Constantine P. Iordanou (62) has served as one of our directors since 2001. Mr. Iordanou has served as President and Chief Executive Officer of Arch Capital Group Limited, or ACGL, since August 2003 and as director of ACGL since January 2002. From January 2002 through July 2003, he was Chief Executive Officer of Arch Capital (U.S.) Inc., a wholly owned subsidiary of ACGL. Prior to joining ACGL in 2002, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as Senior Executive Vice President of Group Operations and Business Development of Zurich Financial Services, President of Zurich-American Specialties Division, Chief Operating Officer and Chief Executive Officer of Zurich American and Chief Executive Officer of Zurich North America. Prior to joining Zurich in March of 1992, he served as President of the Commercial Casualty division of the Berkshire Hathaway Inc. and served as Senior Vice President with the American Home Insurance Company, a member of the American International Group. In assessing Mr. Iordanou’s skills and qualifications to serve on our Board, our directors considered his experience as director and Chief Executive Officer of another public company, ACGL, as well as his extensive experience as a senior executive of various global insurance businesses.

Scott G. Stephenson (55) has been promoted to the position of Chief Executive Officer effective as of April 1, 2013. Mr. Stephenson has been our President since March 2011 and our Chief Operating Officer since June 2008. Mr. Stephenson previously led our Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as our Executive Vice President, and he served as President of our Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999 Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee. In assessing Mr. Stephenson’s skills and qualifications to serve on our Board, our directors considered the in-depth operations and management experience and knowledge gained by Mr. Stephenson from his various senior management and executive positions held by him within Verisk since 2001.

Directors with terms continuing until 2014

Frank J. Coyne (64) has served as our Chairman since 2002 and served as our Chief Executive Officer from 2002 until his retirement effective April 1, 2013. From 2000 to 2002, Mr. Coyne served as our President and Chief Executive Officer and he served as our President and Chief Operating Officer from 1999 to 2000.

Mr. Coyne joined the Company from Kemper Insurance Cos., where he was Executive Vice President, Specialty and Risk Management Groups. Previously, he served in a variety of positions with General Accident Insurance and was elected its President and Chief Operating Officer in 1991. He has also held executive positions with Lynn Insurance Group, Reliance Insurance Co. and PMA Insurance Co. In assessing Mr. Coyne’s skills and qualifications to serve on our Board, our directors considered the in-depth operations and management experience and knowledge gained by Mr. Coyne as Chief Executive Officer of Verisk from 2002 until his retirement in 2013.

Christopher M. Foskett (55) has served as one of our directors since 1999. Mr. Foskett is the Managing Director — Co-Head of North American Banking and Global Head of Sales for Treasury Services at JPMorgan Chase Bank. He was Managing Director — Global Head of Financial Institutions of National Australia Bank from 2008 to 2011 and a Managing Director and Global Head of the Financial Institutions Group in Citigroup’s Corporate Bank from 2007 to 2008. From 2003 to 2007, Mr. Foskett was Head of Sales and Relationship Management for Citigroup Global Transaction Services. He also served as Global Industry Head for the Insurance and Investment Industries in Citigroup’s Global Corporate Bank from 1999 to 2003. Previously, he held various roles in Citigroup’s mergers and acquisitions group. In assessing Mr. Foskett’s skills and qualifications to serve on our Board, our directors considered his more than 30 years in the banking and financial services industries, and experience gained as a senior executive with global financial institutions.

David B. Wright (63) has served as one of our directors since 1999. Since July 2012, Mr. Wright has served as the Chief Executive Officer of ClearEdge Power, a privately held company that delivers clean independent energy through distributed power using fuel cells. From February 2010 to July 2011, Mr. Wright served as the Executive Vice Chairman and Chief Executive Officer of GridIron Systems. Mr. Wright served as Chief Executive Officer and Chairman of Verari Systems, Inc., from June 2006 to December 2009. He was Executive Vice President, Office of the CEO, Strategic Alliances and Global Accounts of EMC Corporation from July 2004 until August 2006. From October 2000 to July 2004, Mr. Wright served as President, Chief Executive Officer and Chairman of the Board of Legato Systems. Prior to joining Legato Systems, Mr. Wright had a 13-year career with Amdahl Corporation, where he served as President and Chief Executive Officer from 1997 to 2000. Mr. Wright also currently serves on the Board of Directors of ClearEdge Power, GridIron Systems and GeekNet, Inc., and served on the Board of Directors of ActivIdentity Corp. from 2008 until 2011. In assessing Mr. Wright’s skills and qualifications to serve on our Board, our directors considered the operations and management experience he gained in leadership positions in diverse businesses.

Thomas F. Motamed (64) has served as one of our directors since 2009. Mr. Motamed has been the Chairman of the Board and Chief Executive Officer of CNA Financial Corporation since January 1, 2009. From December 2002 to June 2008, he served as Vice Chairman and Chief Operating Officer of The Chubb Corporation and President and Chief Operating Officer of Chubb & Son. In assessing Mr. Motamed’s skills and qualifications to serve on our Board, our directors considered his management and operations experience gained as a senior executive, including as Chief Executive Officer, of various global insurance businesses. Our Board also believes it benefits from Mr. Motamed’s experience gained by service on another public company board, CNA Financial Corporation.

Directors for terms continuing until 2015

J. Hyatt Brown (75) has served as one of our directors since 2003. Mr. Brown has been Chairman of Brown & Brown, Inc. since 1993 and served as Brown & Brown’s Chief Executive Officer from 1993 until July 1, 2009. Mr. Brown is a Trustee of Stetson University in Florida, a past member of the Florida Board of Regents and a member of the Florida Council of 100. He was elected to the Florida House of Representatives in 1972 and was elected Speaker in 1978. Mr. Brown retired as Speaker in 1980. He also serves on the Board of Directors of the International Speedway Corporation. He served on the boards of directors of Next Era Energy, Inc. until May 2012, Rock-Tenn Company until January 2010, Sun Trust Banks, Inc. until 2008 and Bell South Corporation until 2006. In assessing Mr. Brown’s skills and qualifications to serve on our Board, our directors considered his extensive experience in expanding and managing Brown & Brown, Inc., and his deep knowledge of the insurance industry. Our Board also believes it benefits from Mr. Brown’s experience gained by his current and past service on other public company boards.

Glen A. Dell (77) has served as one of our directors since 1995. Mr. Dell is a retired Partner of MapleWood Equity Partners LP. Mr. Dell served as a Partner of MapleWood Equity Partners LP from 1998 to 2007. From 1992 to 1997, Mr. Dell served as President of Investcorp Management Services Inc., where he was responsible for post-acquisition management of Investcorp’s portfolio of companies in North America. He has also served as a consultant, specializing in interim management services, and held executive positions with General Electric Co., International Paper Co., and JWT Group, Inc. Mr. Dell was a member of the Board of Directors of Parts Depot, Inc. until February 2008. In assessing Mr. Dell’s skills and qualifications to serve on our Board, our directors considered his significant financial expertise and general management experience gained as a consultant and in executive positions at large companies. This expertise and experience includes his understanding of operations, financial planning and controls, and evaluating and executing acquisition and divestiture transactions. The Board also values Mr. Dell’s qualification as an “audit committee financial expert” as that term is defined by the rules of the SEC.

Samuel G. Liss (56) has served as one of our directors since 2005. Mr. Liss is a principal of WhiteGate Partners LLC, a financial services advisory firm. From 2004 to 2010, Mr. Liss served as Executive Vice President at The Travelers Companies. Before the merger of The St. Paul and Travelers Companies, Mr. Liss served as Executive Vice President at The St. Paul Companies from 2003 to 2004. From 1994 to 2001, Mr. Liss was a Managing Director at Credit Suisse First Boston initially focused on equity research across a range of financial institution sectors. He subsequently served as a senior investment banker in Credit Suisse First Boston’s Financial Institutions Group. Mr. Liss was a senior equity analyst at Salomon Brothers from 1980 to 1994. Mr. Liss has also served on the Board of Directors of DST Systems, Inc., a publicly traded company, since May 2012. In assessing Mr. Liss’ skills and qualifications to serve on our Board, our directors considered his management and operational experience gained as a senior executive of a global insurance business, as well as his expertise in the capital markets.

Therese M. Vaughan (56) has served as one of our directors since February 2013. Ms. Vaughan served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012. From January 2005 to January 2009, Ms. Vaughan was the Robb B. Kelley Distinguished Professor of Insurance and Actuarial Science at Drake University. From August 1994 to December 2004, she was Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa. Ms. Vaughan has also served on the Board of Directors of Principal Financial Group, Inc. from November 2005 to January 2009 and Endurance Specialty Holding Ltd. from August 2005 to January 2009. In assessing Ms. Vaughan’s skills and qualifications to serve on our Board, our directors considered her deep knowledge of the insurance industry and regulatory environment gained from her experience with the National Association of Insurance Commissioners and as Commissioner of the Iowa Insurance Division.

Our Board unanimously recommends a vote “FOR” the election of all four (4) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

CORPORATE GOVERNANCE

Corporate Governance Documents.    Verisk maintains a corporate governance website at the “Corporate Governance” link under the “Investors” link at www.verisk.com.

Our Corporate Governance Guidelines (including our director independence standards); Code of Business Conduct and Ethics; and Audit, Compensation and Nominating and Corporate Governance Committee charters are available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com and are available to any shareholder who requests them by writing to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, New Jersey 07310, Attention: Kenneth E. Thompson, Corporate Secretary.

Our Code of Business Conduct and Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Business Conduct and Ethics for our chief executive officer (CEO), chief financial officer (CFO), principal accounting officer or controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by disclosing within four business days the nature of the amendment or waiver on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com.

Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Leadership Structure and Presiding Director.    Frank J. Coyne retired as our Chief Executive Officer effective as of April 1, 2013; however, he remains the Non-Executive Chairman of our Board of Directors. Scott G. Stephenson was appointed as our Chief Executive Officer effective as of April 1, 2013. Accordingly, the roles of Chairman and CEO are no longer held by the same individual. We believe the separation of the roles of Chairman and CEO will help maintain independence between the board and management and promote effective corporate governance. We also have previously established the role of Presiding Director. John F. Lehman, Jr. is currently the Presiding Director. The Presiding Director’s duties and authority, set forth in our Corporate Governance Guidelines, include calling and leading independent, non-employee director sessions.

Director Independence.    Under our By-laws, our Board of Directors may consist of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Eleven of our directors are “independent” as defined under NASDAQ listing rules. Currently, the following individuals serve on our Board of Directors as independent directors: J. Hyatt Brown, Glen A. Dell, Christopher M. Foskett, Constantine P. Iordanou, John F. Lehman, Jr., Samuel G. Liss, Thomas F. Motamed, Andrew G. Mills, Arthur J. Rothkopf, David B. Wright, and Therese M. Vaughan. Frank J. Coyne is the only current member of our Board who is not independent since per NASDAQ listing rules he was employed by the Company as our former Chief Executive Officer within the past three years. Scott G. Stephenson, our Chief Executive Officer effective as of April 1, 2013, if elected as a director for a term continuing until 2016, will not be considered independent.

Board Meetings and Committees.    Our Bylaws provide that the Board of Directors may designate one or more committees. We currently have the following committees: Executive Committee, Audit Committee, Compensation Committee, Finance and Investment Committee, and Nominating and Corporate Governance Committee. Our Board met six times in 2012. In 2012, all directors attended at least 75% of the meetings of the Board and of the committees on which the directors served that were held while such directors were members.

The Executive Committee currently consists of Frank J. Coyne (Chair), Glen A. Dell, Constantine P. Iordanou, John F. Lehman, Jr. and Arthur J. Rothkopf. The Executive Committee exercises all the power and authority of the Board of Directors (except those powers and authorities that are reserved to the full Board of Directors under Delaware law) between regularly scheduled Board of Directors meetings. The Executive Committee also makes recommendations to the full Board of Directors on various matters. The Executive Committee meets as necessary upon the call of the Chairman of the Board of Directors. The Executive Committee did not meet in 2012.

The Audit Committee currently consists of Glen A. Dell (Chair), Christopher M. Foskett, Samuel G. Liss, Andrew G. Mills, Thomas F. Motamed and David B. Wright, all of whom are “independent” as defined under applicable listing rules. The Audit Committee is established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our Audit Committee is financially literate, as such term is interpreted by our Board of Directors. In addition, Glen A. Dell meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, as determined by our Board of Directors. The Audit Committee reviews the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of the financial statements of the Company. The Audit Committee also provides assistance to our Board of Directors in fulfilling its responsibilities with respect to our compliance with legal and regulatory requirements. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the engagement of the independent accounting firm and the scope of the audit to be undertaken by such auditors. The Audit Committee met five times in 2012.

The Compensation Committee currently consists of John F. Lehman, Jr. (Chair), Glen A. Dell, Constantine P. Iordanou and David B. Wright, all of whom are “independent” as defined under applicable listing rules. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies, practices and procedures relating to the compensation of the CEO and of each of the Company’s other executive officers and directors and the establishment and administration of employee benefit plans. The Compensation

Committee also exercises all authority under the Company’s employee equity incentive plans and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee met three times in 2012.

The Finance and Investment Committee currently consists of Samuel G. Liss (Chair), J. Hyatt Brown, Christopher M. Foskett, Andrew G. Mills and Thomas F. Motamed. The Finance and Investment Committee meets as necessary to establish, monitor and evaluate the Company’s investment policies, practices and advisors and to advise management and the Board of Directors on the financial aspects of strategic and operational directions, including financial plans, capital planning, financing alternatives, and acquisition opportunities. The Finance and Investment Committee did not meet in 2012.

The Nominating and Corporate Governance Committee currently consists of Constantine P. Iordanou (Chair), J. Hyatt Brown, John F. Lehman, Jr., and Arthur J. Rothkopf, all of whom are “independent” as defined under applicable listing rules. The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies and procedures relating to director and committee nominations, including consideration of shareholder nominees, and corporate governance policies. The Nominating and Corporate Governance Committee met three times in 2012.

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee setting forth the roles and responsibilities of each committee. The charters are available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

The reports of the Audit Committee and the Compensation Committee appear herein.

Director Attendance at Annual Meetings.    The Company’s Corporate Governance Guidelines state that directors are expected to attend annual meetings of shareholders. All of our directors attended the 2012 Annual Meeting of Shareholders.

Executive Sessions.    The Company’s Corporate Governance Guidelines provide that non-employee directors may meet in executive sessions and the Presiding Director will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive sessions and the Presiding Director will preside over these executive sessions. In 2012, after every Board and committee meeting an executive session consisting of non-employee directors, each of whom is independent, was convened.

Communications with Directors.    Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, the Presiding Director, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Kenneth E. Thompson, Executive Vice President, General Counsel and Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310, Attention: Chair of the Audit Committee of Verisk Analytics, Inc., in care of Kenneth E. Thompson, Executive Vice President, General Counsel and Corporate Secretary. Our Policy for Reporting Concerns Related to Accounting and Ethical Violations (Whistleblower Policy) is available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Mandatory Retirement.    Arthur J. Rothkopf is currently serving as a director for a three year term ending in 2013, and will retire effective as of the date of the 2013 Annual Shareholders Meeting. In 2010 Mr. Rothkopf reached the Company’s mandatory retirement age under our Corporate Governance Guidelines for directors of 75. The Board and the Nominating and Corporate Governance Committee believed that, having recently transitioned to public company status, the Company would benefit from Mr. Rothkopf’s continued service for the remainder of his three year term. Accordingly, the applicability of the mandatory retirement age under our Corporate Governance Guidelines was waived in this circumstance in order to permit Mr. Rothkopf to complete his three year term as director ending in 2013.

Glen A. Dell is currently serving as a director for a three year term ending in 2015. In 2012, Mr. Dell reached the Company’s mandatory retirement age under our Corporate Governance Guidelines for directors of 75. The Board and the Nominating and Corporate Governance Committee believed that, having recently transitioned to public company status, the Company would benefit from Mr. Dell’s continued service for another three year term continuing until 2015. Accordingly, the applicability of the mandatory retirement age under our Corporate Governance Guidelines was waived in this circumstance in order to permit Mr. Dell to stand for re-election as a director for a three year term continuing until 2015. Pursuant to our Corporate Governance Guidelines, this waiver was renewed in 2013.

Compensation Governance.    The Compensation Committee shall consist of at least three members, and shall be composed solely of independent directors meeting the independence requirements of the NASDAQ listing rules. The Compensation Committee currently consists of four members, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has the responsibility and authority to approve performance-based compensation for named executive officers. The Nominating and Corporate Governance Committee recommends nominees for appointment to the Compensation Committee from time-to-time and as vacancies or newly-created positions occur. Compensation Committee members are appointed by the Board and may be removed by the Board at any time.

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Compensation Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the CEO and the other executive officers named in the “Summary Compensation Table” herein (“named executive officers” or “NEOs”). In addition, the Compensation Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers. Information on the Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2012 is addressed in the “Compensation Discussion and Analysis” herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying corporate goals and objectives relevant to executive officer compensation.

•

Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Determining any long-term incentive component of each executive officer’s compensation.

•	Identifying corporate goals and objectives relevant to director compensation.

•

Evaluating each director’s performance in light of such goals and objectives and setting each director’s compensation, including any long-term incentive component, based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

Additional information about our executive compensation plans and arrangements and their administration is described in the “Compensation Discussion and Analysis” herein and the accompanying executive compensation tables. The Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, to subcommittees of the Board or to the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee has the sole authority to retain and terminate any advisor, including any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve all such fees and other retention terms. As further described in the “Compensation Discussion and Analysis” herein, during 2012, the Compensation Committee retained a compensation consultant. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Compensation Committee also obtains input from the Human Resources department, which collects information and prepares materials for the Compensation Committee’s use in compensation decisions.

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with the Board of Directors or compensation committee of any other company.

Board Diversity.    The Nominating and Corporate Governance Committee and the Board include diversity of viewpoints, background, experience and other demographics among the criteria they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, one of many factors the Board and the Nominating and Corporate Governance Committee carefully considers in the selection of new directors is the importance to the Company of racial and gender diversity in board composition. Moreover, when considering director candidates, the Nominating and Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

Board Role in Risk Oversight.    The Board of Directors oversees the Company’s enterprise wide approach to the major risks facing the Company and, with the assistance of the Audit Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Board also considers risk in evaluating the Company’s strategy. The Audit Committee reviews with management and the auditors the Company’s enterprise risk assessment process and risk categories. As part of its process to identify and prioritize risks, the Company’s Internal Audit department uses the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and segregates risks based on their nature and/or potential significance — strategic risk, financial risk, operational risk and compliance risk. The Chief Internal Auditor reports both to the Chairman of the Audit Committee and to the General Counsel. Management reviews with the Audit Committee the risk assessment process, the various enterprise risks, the prioritization of the identified risks and its mitigation plans. The Audit Committee reviews and discusses with the Chief Internal Auditor and Risk Manager the Company’s internal system of audit and financial controls, enterprise risk information, internal audit plans, and the periodic report of audit activities. Finally, on a quarterly basis, management reviews its progress on the testing and mitigation of any identified risks with the Audit Committee. The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

DIRECTORS’ COMPENSATION AND BENEFITS

Annual Retainer.    On September 13, 2012, the Compensation Committee approved the Director Compensation Plan, effective for the calendar year 2012. Under the Director Compensation Plan, each non-employee director receives a retainer fee of $75,000 per year for membership on the Board of Directors. Each non-employee director who chairs a committee receives an additional $10,000 retainer fee, with the exception of the chairpersons of the Audit Committee and Compensation Committee, each of whom receives an additional $15,000 annual retainer fee. The Presiding Director receives an additional $15,000 annual retainer fee.

Each non-employee director may elect to receive his annual retainer in the form of (i) cash, (ii) deferred cash, (iii) shares of Class A common stock, (iv) deferred shares of Class A common stock, (v) options to purchase Class A common stock or (vi) a combination of (i), (ii), (iii), (iv) and (v). Any options taken as a portion of the annual retainer are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest immediately, and have an exercise price equal to the fair market value of the Class A common stock on the date of grant.

Equity Grants.    Each non-employee director receives an annual equity award having a value of $125,000. In 2012 the annual equity awards were made in the form of options to purchase Class A Common Stock based on the Black-Scholes value on the date of grant. The options are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest on the first anniversary of the date of grant, and have an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. Under the Director Compensation Plan, in 2013 and subsequent years, one-half of the value of the annual equity award shall be awarded in the form of options to purchase Class A Common Stock based on the Black-Scholes value on the date of grant and one-half of the value of the annual equity award shall be awarded in the form of vested deferred stock units based on the value of a share of Class A Common Stock on the date of grant. The options shall be exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest on the first anniversary of the date of grant, and have an exercise price equal to the fair market value of the Class A common stock on the date of grant. Shares of Class A Common Stock in respect of deferred stock units will be distributed to the directors upon retirement or other separation from the Board of Directors.

Employee-directors receive no additional compensation for service on the Board of Directors. Frank J. Coyne was the only employee-director until his retirement from the role of Chief Executive Officer on April 1, 2013. Scott G. Stephenson, our Chief Executive Officer effective as of April 1, 2013, will be an employee-director if he is elected as a director to serve a term continuing until 2016.

The table below shows compensation paid to or earned by the directors during 2012. As noted above, directors may elect to receive compensation in various forms other than cash.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
J. Hyatt Brown	43,500	37,546	125,000	206,046
Glen A. Dell	55,500	45,039	125,000	225,539
Christopher M. Foskett	6,000	74,994	125,000	205,994
Constantine P. Iordanou(3)	7,500	—	210,000	217,500
John F. Lehman, Jr.(4)	7,500	—	230,000	237,500
Samuel G. Liss	7,500	—	210,000	217,500
Andrew G. Mills	7,500	—	200,000	207,500
Thomas F. Motamed	7,500	37,546	162,500	207,546
Arthur J. Rothkopf	43,500	37,546	125,000	206,046
David B. Wright	10,500	—	200,000	210,500

(1)	Represents the aggregate grant date fair value of stock and stock option awards granted in 2012 computed in accordance with ASC Subtopic 718-10, “Compensation-Stock Compensation” (ASC Topic 718), excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards and stock awards columns, see note 15 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	At December 31, 2012, directors had outstanding option awards as follows: (a) J. Hyatt Brown — 50,765; (b) Glen A. Dell — 29,045; (c) Christopher M. Foskett — 97,432; (d) Constantine P. Iordanou — 312,908; (e) John F. Lehman, Jr. — 204,949; (f) Samuel G. Liss — 58,705; (g) Andrew G. Mills — 56,205; (h) Thomas F. Motamed — 85,107; (i) Arthur J. Rothkopf — 17,039; (j) David B. Wright — 195,901.

(3)	Mr. Iordanou elected to defer $7,500 of the fees earned in 2012.

(4)	Mr. Lehman elected to defer $7,500 of the fees earned in 2012.

Where no information is given as to a particular type of award with respect to any individual, such individual did not hold or receive such an award during or as of the end of the last fiscal year, as the case may be.

Stock Ownership Requirements for Directors

Directors are subject to minimum equity holding requirements. Each director is required to hold stock with a value equal to six times their respective annual base retainer (i.e., excluding additional retainer amounts for committee chairs). The “in-the-money” value of vested and unvested options held by directors is not included in determining compliance with this requirement. Existing directors are required to comply with this requirement no later than the third anniversary of the grant date of the respective director’s 2012 equity award. New directors will be required to comply with this requirement no later than the sixth anniversary of their election to the Board.

EXECUTIVE OFFICERS OF VERISK

Information regarding the ages and past five years’ business experience of our executive officers is as follows:

Frank J. Coyne (64) has served as our Chairman since 2002 and served as our Chief Executive Officer from 2002 until his retirement effective as of April 1, 2013. From 2000 to 2002, Mr. Coyne served as our President and Chief Executive Officer, and he served as our President and Chief Operating Officer from 1999 to 2000. Mr. Coyne joined the Company from Kemper Insurance Cos. where he was Executive Vice President, Specialty and Risk Management Groups. Previously, he served in a variety of positions with General Accident Insurance and was elected its President and Chief Operating Officer in 1991. He has also held executive positions with Lynn Insurance Group, Reliance Insurance Co. and PMA Insurance Co.

Scott G. Stephenson (55) has been promoted to the position of Chief Executive Officer effective as of April 1, 2013. Mr. Stephenson has been our President since March 2011 and our Chief Operating Officer since June 2008. Mr. Stephenson previously led our Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as our Executive Vice President, and he served as President of our Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999 Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee.

Mark V. Anquillare (47) has been our Executive Vice President since March 2011and our Chief Financial Officer since 2007. Mr. Anquillare joined the Company as Director of Financial Systems in 1992 and since joining the Company, Mr. Anquillare has held various management positions, including Assistant Vice President, Vice President and Controller, and Senior Vice President and Controller. Prior to 1992, Mr. Anquillare was employed by the Prudential Insurance Company of America. Mr. Anquillare is a Fellow of the Life Management Institute.

Kenneth E. Thompson (53) has been our Executive Vice President, General Counsel and Corporate Secretary since March 2011, and was our Senior Vice President, General Counsel and Corporate Secretary from 2006 to March 2011. Prior to joining the Company in 2006, Mr. Thompson was a partner of McCarter & English, LLP from 1997 to 2006. Mr. Thompson also serves on the Board of Directors of Measurement Specialties, Inc.

Vincent de P. McCarthy (48) has been our Senior Vice President, Corporate Development and Strategy since October 2009. He is responsible for identifying and evaluating new strategic and M&A opportunities that align with Verisk’s business operations and growth initiatives. Mr. McCarthy joined Verisk from Bank of America Merrill Lynch, where he was a Managing Director in the Investment Banking group in New York, advising companies in the financial technology, payments and processing, and analytics sectors. Mr. McCarthy joined Merrill Lynch in 1994, and across his career with that firm served in investment banking roles both in the United States and Europe.

Vincent Cialdella (61) has been our President of the Verisk Insurance Solutions, Claims and Crime Analytics division since 2012 and Senior Vice President, AISG, in our Decision Analytics segment, since April 2008. Prior to April 2008, Mr. Cialdella served as Vice President of ISO Claims Solutions, a division of AISG, since 2000. Mr. Cialdella’s career at the Company spans approximately thirty years, during which he has served as Assistant Vice President of Software Products, Corporate Systems and Application Development Support Center.

Perry F. Rotella (49) has been our Senior Vice President and Chief Information Officer since October 2009. Mr. Rotella joined Verisk from Moody’s Corporation, where he served as Senior Vice President and CIO from 2006 to 2009. Prior to Moody’s, Mr. Rotella served in multiple executive roles at AIG from 1999 to 2006, including Senior Vice President and CIO of AIG’s domestic property and casualty business and as the corporation’s global Chief Technology Officer. From 1986 to 1999, Mr. Rotella was a principal with American Management Systems, rising to a member of the firm’s global technology council. Mr. Rotella currently serves on the board of the Center for Family Support and is President of the New York Chapter of the Society for Information Management.

Kevin B. Thompson (60) has been our President of the ISO Insurance Programs and Analytic Services division since 2012 and Senior Vice President, Insurance Services focusing on our Risk Assessment segment since 2003. Mr. Thompson joined the Company in 1974 and has held various management positions, including Vice President, Insurance Services; Vice President, Personal and Standard Commercial Lines; Vice President, Standard Commercial Lines; and Assistant Vice President, Commercial Casualty Actuarial. Mr. Thompson is also a Member of the American Academy of Actuaries and Fellow of the Casualty Actuarial Society. From 1996 to 1999 he served as Vice President — Admissions of the Casualty Actuarial Society and as a Member of the Board of Directors from 1994 to 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers.    We encourage our directors, officers and employees to own our common stock, as owning our common stock aligns their interests with your interests as shareholders. Executive officers may not engage in pledging Verisk securities, or selling short or trading options or futures in Verisk securities. The following table sets forth the beneficial ownership of our Class A common stock by each of our named executive officers and directors, and by all our directors and executive officers as a group, as of March 18, 2013. Percentage of class amounts are based on 168,384,548 shares of our Class A common stock outstanding as of March 18, 2013.

In accordance with the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of March 18, 2013. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. Unless otherwise indicated, the address for each listed shareholder is: c/o Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock.

	Shares of Class A Common Stock Beneficially Owned
	Number of Shares	Percentage of Class
NAMED EXECUTIVE OFFICERS
Frank J. Coyne(1)	2,119,356	1.26%
Scott G. Stephenson(2)	1,664,424	*
Mark V. Anquillare(3)	847,256	*
Kenneth E. Thompson(4)	663,241	*
Vincent de P. McCarthy(5)	156,538	*
DIRECTORS
J. Hyatt Brown(6)	96,573	*
Glen A. Dell(7)	202,212	*
Christopher M. Foskett(8)	85,299	*
Constantine P. Iordanou(9)	435,008	*
John F. Lehman, Jr.(10)	461,060	*
Samuel G. Liss(11)	89,967	*
Thomas F. Motamed(12)	75,465	*
Andrew G. Mills(13)	160,811	*
Arthur J. Rothkopf(14)	152,603	*
Therese M. Vaughan	—	0%
David B. Wright(15)	220,442	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (19 PERSONS )	7,868,181	4.65%

(1)	Includes (a) 1,677,357 shares subject to stock options exercisable within 60 days of March 18, 2013, and (b) 55,097 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Mr. Coyne retired from his position as Chief Executive Officer effective as of April 1, 2013 and will continue to serve on our Board as Non-Executive Chairman.

(2)	Includes (a) 1,428,070 shares subject to stock options exercisable within 60 days of March 18, 2013, and (b) 26,854 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Mr. Stephenson is also a director nominee.

(3)	Includes (a) 825,848 shares subject to stock options exercisable within 60 days of March 18, 2013, and (b) 21,408 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates.

(4)	Includes (a) 646,371 shares subject to stock options exercisable within 60 days of March 18, 2013, and (b) 16,870 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates.

(5)	Includes (a) 142,657 shares subject to stock options exercisable within 60 days of March 18, 2013, and (b) 13,881 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates.
(6)	Includes 37,408 shares subject to stock options exercisable within 60 days of March 18, 2013.

(7)	Includes 15,688 shares subject to stock options exercisable within 60 days of March 18, 2013. Also, includes shares owned by the Barbara M. Dell GST Family Trust, of which Mr. Dell is the trustee. Mr. Dell disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein.

(8)	Includes 77,575 shares subject to stock options exercisable within 60 days of March 18, 2013. Also, includes 3,050 deferred stock awards that entitle Mr. Foskett to 3,050 shares of Class A common stock at the end of his service to the Board.

(9)	Includes 299,551 shares subject to stock options exercisable within 60 days of March 18, 2013.

(10)	Includes 191,592 shares subject to stock options exercisable within 60 days of March 18, 2013. Also, includes shares owned by the Lehman Business Trust, of which John F. Lehman, Jr. is the trustee. Mr. Lehman disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein. Includes 5,570 deferred stock awards that entitle Mr. Lehman to 5,570 shares of Class A common stock at the end of his service to the board.

(11)	Includes 45,348 shares subject to stock options exercisable within 60 days of March 18, 2013.

(12)	Includes 71,750 shares subject to stock options exercisable within 60 days of March 18, 2013.

(13)	Includes 42,848 shares subject to stock options exercisable within 60 days of March 18, 2013.

(14)	Includes 3,682 shares subject to stock options exercisable within 60 days of March 18, 2013. Includes shares owned by the Arthur J. Rothkopf Revocable Trust, of which Mr. Rothkopf is one of the trustees. Mr. Rothkopf disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein.
(15)	Includes 168,732 shares subject to stock options exercisable within 60 days of March 18, 2013.

*	Indicates less than 1% ownership.

PRINCIPAL SHAREHOLDERS

The following table contains information regarding each person we know of that beneficially owns more than 5% of our Class A common stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the U.S. Securities and Exchange Commission (the “SEC”).

	Shares of Class A Common Stock Beneficially Owned
Name and address	Number of Shares		Percentage of Class
GreatBanc Trust Company, as Trustee of the ISO Employee Stock Ownership Trust 801 Warrenville Road Suite 500 Lisle, IL 60532	17,040,371	(1)	10.2%
Morgan Stanley 1585 Broadway New York, NY 10036	8,875,312	(2)	5.3%

(1)	As of December 31, 2012, based on a Schedule 13G/A Information Statement filed with the SEC on February 8, 2013, filed jointly by the ISO Employee Stock Ownership Trust and GreatBanc Trust Company. The Schedule 13G/A reported that GreatBanc Trust Company is the Trustee of the ISO Employee Stock Ownership Trust and has sole voting power with respect to 708,763 shares and shared voting power with respect to 16,331,608 shares of our Class A common stock. Under the terms of the Trust, the Trustee votes all of the shares allocated to the accounts of participants as directed by the participants to whose accounts shares have been allocated. With respect to unallocated shares or allocated shares with respect to which no instructions have been received, the Trustee votes such shares in the Trustee’s discretion.

(2)	As of December 31, 2012, based on a Schedule 13G/A Information Statement filed with the SEC on February 13, 2013 jointly by Morgan Stanley and Morgan Stanley Investment Management Inc. (“MSIM”). The Schedule 13G/A discloses that MSIM, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), is a wholly owned subsidiary of Morgan Stanley. In addition, the Schedule 13G/A reported that Morgan Stanley had sole voting power as to 8,746,749 shares of our Class A common stock and sole dispositive power as to 8,875,312 shares of our Class A common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our business requires a highly skilled work force. While the capital intensity of our business is low, our human capital requirements are great. Our business depends on our senior leadership team, who possess business and technical capabilities that would be difficult, and costly, to replace. We have designed our compensation program to address these needs.

This section discusses the principles underlying our policies and decisions relating to the compensation of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for 2012 (our “named executive officers” or “NEOs”). The information in this section describes the manner and context in which compensation is earned by and awarded to our NEOs, and provides perspective on the tables and narrative that follow.

Compensation Program Objectives

The compensation program for our NEOs must attract, reward, motivate and retain the highly qualified individuals we need to plan and execute our business strategy. We believe our compensation program motivates managers by directly linking a portion of compensation both to the Company’s performance and the individual’s performance. To foster this direct link, we have designed our compensation program so that a significant percentage of an NEO’s compensation is variable rather than fixed. This percentage increases with seniority, because the decisions of more senior managers have a greater impact on our performance.

Executives will earn variable compensation (cash awards and equity-based awards) only if warranted by Company and individual performance. Variable compensation for our NEOs consists of an annual cash payment pursuant to our Short Term Incentive, or STI, program and a long-term equity incentive award (typically in the form of stock options and restricted stock) pursuant to our Long Term Incentive, or LTI, program. We believe the design of our compensation program effectively encourages our senior managers, including our NEOs, to act in a manner that benefits the Company by creating long-term value for our stockholders.

Elements of the Company’s Compensation Program

We currently provide the following elements of compensation to our NEOs:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive awards; and

•	health, welfare and retirement plans.

Each compensation element fulfills one or more of our compensation program objectives.

Base Salary

We pay base salaries to attract, reward and retain managers, and so that in recruiting and retaining senior executives we are not disadvantaged by being seen as offering a lower level of fixed compensation for a given position level. We adjust salaries annually to maintain competitive market levels, which are based on the experience and scope of responsibilities of each NEO. We perform our own internal analysis of prevailing market levels of salary for comparable positions. This analysis utilizes our general knowledge of the industry, information gained by our human resources professionals in the hiring and termination process and, when available, commercially prepared market surveys obtained by our human resources professionals. In addition, we periodically retain outside compensation consultants to assess the competitiveness of compensation for certain members of senior management.

In 2012 the Compensation Committee retained Fredric W. Cook & Co. (“Cook”) to perform an analysis of senior management compensation. The 2012 Cook assessment compared the then current compensation of members of our senior management to data from three proprietary third party surveys and to information obtained by reviewing the proxy statements of sixteen publicly traded companies, which we consider to be our peer companies. In 2012 Cook reviewed our peer group and, to better align the size of the companies in the peer group to our company size, Cook recommended the removal of MasterCard and the addition of Fidelity National Info Services, Fiserv, McGraw-Hill Companies and Nielsen Holdings to our previous peer group of 13 companies. Accordingly, the public companies whose compensation information was reviewed by Cook in its 2012 analysis were Acxiom, DST Systems, Dun & Bradstreet, Equifax, FactSet Research Systems, Fair Isaac, Fidelity National Info Services, Fiserv, Gartner, IHS, McGraw-Hill Companies, Moody’s, Morningstar, MSCI, Nielsen Holdings and Solera Holdings.

The base salary of our Chief Executive Officer is determined by the Compensation Committee. The base salary of each of our other NEOs is determined by the CEO, subject to approval by the Compensation Committee. Our NEO’s base salaries were initially determined by the Compensation Committee (in the case of Mr. Coyne) or by Mr. Coyne, with the approval of the Compensation Committee (in the case of other NEOs) based on the Company’s assessment described above. Base salary as a percentage of total compensation differs based on an executive’s position and function. Generally, executives with the highest position and level of responsibility, and thus the greatest ability to influence our performance through their decision making, have the smallest percentage of their total compensation fixed as base salary. Annual adjustments to base salary are determined by the Compensation Committee, in the case of Mr. Coyne, and by Mr. Coyne with the approval of the Compensation Committee, in the case of other NEOs, based on the assessment of prevailing market compensation practices described above, and based on the subjective evaluation of individual performance factors discussed below in “Analysis of 2012 Variable Compensation.” We have historically placed greater emphasis on the potential of variable compensation to incent employees to create long-term value for our stockholders.

Annual Cash Incentive Awards

Annual cash incentive awards are paid to all eligible employees, including NEOs, pursuant to our STI program. Prior to the beginning of each year, the Compensation Committee establishes financial performance goals for the coming year under our STI program. The specified financial performance goals relate to revenue growth and EBITDA margin, and are derived from our strategic and business growth plan. We selected revenue growth and EBITDA margin growth as the primary criteria for STI because we believe our business’s ability to generate recurring revenue and positive cash flow is the key indicator of the successful execution of our business strategy. In addition, the Compensation Committee evaluates the accomplishment during the year of other financial and nonfinancial performance measures that we believe position the Company to achieve long-term future growth. These include earnings per share results, enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions, development of strategic relationships and return on invested capital. At the conclusion of the performance year, funding of the aggregate STI pool for all eligible employees is determined by the Compensation Committee, taking into account the recommendation of the CEO with respect to awards for employees other than the CEO, based on the degree to which goals are achieved during the year. Cash STI awards are paid in March, in respect of performance for the prior year.

Going forward, our Board of Directors has determined that it would be in the Company’s best interests to preserve the flexibility to award annual cash incentive awards with respect to the 2013 performance year and future years that are eligible for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. Accordingly, on March 15, 2013, the Compensation Committee adopted the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan, subject to approval by the Company’s shareholders at this 2013 Annual Meeting of Shareholders. For additional discussion of the Executive Officer Annual Incentive Plan and Section 162(m) of the Internal Revenue Code, see below under “Tax and Accounting Considerations”, as well as Item 4 of this Proxy Statement.

See “Analysis of 2012 Variable Compensation” for a discussion of how we determined 2012 STI awards for NEOs.

Long-Term Equity Incentive Awards

Long- term equity incentive awards are made annually to eligible employees, including NEOs, pursuant to our LTI program. In October 2009, we adopted an omnibus equity compensation plan, the Verisk Analytics, Inc. 2009 Equity Incentive Plan, or Incentive Plan. Prior to 2011, awards under the Incentive Plan and its predecessor plan were generally in the form of option grants, and since 2011 awards in the form of restricted stock (in addition to options) were also made under the Incentive Plan. In general, option and/or restricted stock awards under our LTI program are made in April, in respect of prior year performance. Option awards have an exercise price equal to the fair market value of our Class A common stock on the date of grant.

In accordance with his employment agreement, Mr. Coyne, who retired from the position of our Chief Executive Officer effective April 1, 2013, was considered for option awards annually, with an exercise price equal to the fair market value of our Class A common stock on the date of grant, in the same manner as other NEOs.

At the conclusion of a plan year, the Compensation Committee determines the aggregate number of options and shares of restricted stock issuable to all eligible participants under the LTI program by evaluating the same performance goals used to determine the aggregate funding amount under the STI program.

See “Analysis of 2012 Variable Compensation” for a discussion of how we determined 2012 LTI awards for NEOs.

On March 15, 2013, the Compensation Committee adopted the Verisk Analytics, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”), subject to approval by the Company’s shareholders at this 2013 Annual Meeting of Shareholders. If approved by our shareholders, the 2013 Equity Incentive Plan will be the successor plan our 2009 Equity Incentive Plan. Among other features, the 2013 Equity Incentive plan will preserve the Company’s flexibility to grant cash awards and certain equity-based awards that are structured to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. For additional discussion of the 2013 Equity Incentive Plan and Section 162(m) of the Internal Revenue Code, see below under “Tax and Accounting Considerations”, as well as Item 3 of this Proxy Statement.

2012 Variable Compensation Performance Goals

The Compensation Committee established the following revenue growth and EBITDA margin goals as the primary factors for determination of aggregate award pools available to all eligible employees, including our NEOs, under both the LTI and STI programs for 2012:

	Revenue Growth	EBITDA Margin
Maximum	15%	43%
Superior	12%	41%
Target	10%	39%
Threshold	6%	37%

During 2012, we achieved revenue growth of 15.2%, which exceeded the Maximum performance goal, and EBITDA margin of 45.4%, which exceeded the Maximum performance goal. The Compensation Committee primarily considered the degree to which these goals were achieved, together with financial and nonfinancial performance measures including — execution of our public debt offering, enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions and development of strategic relationships — in determining the aggregate LTI and STI pools. In assessing the revenue growth target, the Compensation Committee considered the Company’s strong organic growth during 2012. The Compensation Committee established an STI pool of up to $49.9 million for distribution to more than 3,730 eligible employees (including NEOs other than Mr. Coyne) and an aggregate LTI pool of equity awards with an aggregate value of up to $30.0 million for distribution to approximately 300 eligible employees, including all NEOs.

EBITDA margin is computed as EBITDA divided by revenues, and is a non-GAAP financial measure. See “Item 6 — Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2012 for a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

See “Analysis of 2012 Variable Compensation” for a discussion of how we determined 2012 LTI and STI awards for NEOs.

Analysis of 2012 Variable Compensation

For individual NEOs, cash awards under the STI program and awards of options and restricted stock under the LTI program are highly variable and not systematic, and are not based on fixed target amounts. Individual awards are determined based on the subjective judgment of the Compensation Committee (in the case of Mr. Coyne) and of Mr. Coyne (with the concurrence of the Compensation Committee) in the case of other NEOs. There is no fixed relationship between an individual NEO’s LTI and STI awards. In reaching their subjective determinations about aggregate compensation, the Compensation Committee and Mr. Coyne seek to allocate a meaningful portion of total compensation in the form of LTI awards in order to incent employees to create long-term value for our stockholders.

For individual NEOs, other than Mr. Coyne, the STI and LTI awards were made based on Mr. Coyne’s subjective evaluation of their individual performance and on the analysis of prevailing market compensation levels described above. Factors considered include the successful operation of an NEO’s business unit or functional department including, where applicable, enhancements to productivity and profitability, achievement of new sales, revenue generated from new products, accomplishment of strategic and operational initiatives, completion of acquisitions and development of strategic relationships. For NEOs other than Mr. Coyne, the additional factors described below were considered by Mr. Coyne and the Compensation Committee in determining their STI and LTI awards. The factors noted were not given any specific weights, but rather informed the subjective recommendation of Mr. Coyne regarding the contribution of each individual to our overall performance.

Mr. Stephenson: increased operational responsibility and achievement; the continued focus on our strategic initiatives; leadership in our business development initiatives, including the successful completion of three acquisitions/strategic alliances; and strong performance in positioning the company for successful future performance.

Mr. Anquillare: strong performance rendered in connection with our public debt offering; enhancement of our financing facilities during a difficult credit market; and strengthening of our finance staff and financial reporting and oversight.

Mr. Thompson: strong execution in connection with our public debt offering, and our acquisition and financing transactions; oversight of our public company reporting requirements; and oversight with respect to compliance with laws, rules, regulations and values.

Mr. McCarthy: enhancement in Business Development staff; improvement in process, the number and quality of opportunities; and the successful completion of three acquisitions/strategic alliances.

The 2012 STI award to Mr. Coyne was determined based upon the Compensation Committee’s evaluation of Company performance and subjective evaluation of several nonfinancial factors including Mr. Coyne’s leadership in our public debt offering, strong corporate performance and positioning the Company for success into the future. Pursuant to his Employment Agreement, Mr. Coyne was eligible for an annual STI award ranging from 100% to 300% of his base salary and an annual equity award ranging from 150% to 450% of his base salary. (See “Employment Agreements; Change of Control Severance Agreements.”) In making its determination the Compensation Committee recognized Mr. Coyne’s strong execution of strategy, growth in EBITDA and operating cash flows achieved by the Company, strong revenue performance, and execution of our public debt offering.

The amount of any annual increase in base salary, STI or LTI award is based on the subjective evaluation of the Compensation Committee in the case of Mr. Coyne, and of Mr. Coyne (with the approval of the Compensation Committee) in the case of other NEOs. Although the Company’s financial performance is a factor taken into consideration, the specific amount of an increase in any component of an NEO’s 2012 compensation is not tied directly to any overall Company financial performance metric but rather reflects a subjective determination by the Compensation Committee or Mr. Coyne, as the case may be, that the amount of the increase is appropriate based on the matters considered as set forth above.

Health, Welfare and Retirement Plans

We offer health and welfare benefit programs including medical, dental, life, accident and disability insurance. The Company contributes a percentage of the cost of these benefits. These benefits are available to substantially all employees, and the percentage of the Company’s contribution is the same for all.

Our tax-qualified retirement plans during 2012 included:

•	a combined 401(k) Savings Plan and ESOP,

•

a defined benefit pension plan with (i) a traditional final pay formula applicable to employees who were 49 years old with 15 years of service as of January 1, 2002, and (ii) a cash balance formula applicable to other employees hired prior to March 1, 2005 (effective February 29, 2012, the Company implemented a “hard freeze” of such benefits under the pension plan), and

•	a profit sharing plan (as a component of the 401(k) Savings Plan), which is available to employees hired on or after March 1, 2005, and to which the Company did not make a contribution to during 2012.

Our nonqualified retirement plans include a supplemental pension and a supplemental savings plan for highly compensated employees, including our NEOs. The combined 401(k) Savings Plan and ESOP and the pension/profit sharing plans are broad-based plans available to substantially all of our employees, including our NEOs. The supplemental retirement plans are offered to our highly paid employees, including our NEOs, to restore to them amounts to which they would be entitled under our tax-qualified plans but which they are precluded from receiving under those plans by IRS limits. The supplemental retirement plans are unsecured obligations of the Company. Effective February 29, 2012, the Company implemented a “hard freeze” of the benefits under the supplemental pension plan.

We established our ESOP at the time we converted from not-for-profit to for-profit status, in order to foster an ownership culture in the Company and to strengthen the link between compensation and value created for stockholders. This plan has enabled our employees to hold an ownership interest in the Company as well as provide a stock vehicle for Company matching contributions to our 401(k) and profit sharing plans, which has allowed employees to monitor directly, and profit from, the increasing value of our stock since our conversion in 1997.

Use of Comparative Compensation Data and Retention of Compensation Consultant

To ensure that our compensation levels remain reasonable and competitive, the Compensation Committee engaged Cook to provide consulting services in 2012. In 2012, Cook advised the Compensation Committee on matters including the compensation of senior management. We have used comparative data available from market surveys conducted by Cook as one component in our decision making process relating to the base salary and STI and LTI awards for our executive team.

In connection with its retention, Cook has provided the Compensation Committee with information necessary for an evaluation of its independence, as set forth in Section 10C-1 of the Securities Exchange Act of 1934,

as amended, to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information, the Compensation Committee concluded that Cook’s advice is objective and no conflict exists.

Employment Agreements; Change of Control Severance Agreements

We do not currently have employment agreements with any of our NEOs, except Mr. Coyne, who has retired as our Chief Executive Officer effective as April 1, 2013. The Company entered into an employment agreement with Mr. Coyne in September 2009, pursuant to which Mr. Coyne was entitled to receive an annual base salary of one million dollars. Mr. Coyne was eligible for an annual STI award in an amount ranging from 100% to 300% of his base salary, depending on the achievement of performance criteria to be established by the Compensation Committee. In addition, the employment agreement entitled Mr. Coyne to receive annual option grants to purchase shares of our Class A common stock. Each annual option grant would have a value (based upon a Black Scholes valuation) ranging between 150% and 450% of his base salary.

The employment agreement provided that if Mr. Coyne’s employment was terminated by the Company without cause, or by him for good reason, he would have been entitled to a severance payment equal to the lesser of (i) 400% of his current base salary, paid in 24 monthly installments or (ii) monthly payments of 1/6th of his current base salary for each month remaining from the date of termination to the end of the original term of his employment agreement (December 31, 2012) or December 31 of any subsequent year into which his employment was extended into.

For information with respect to Mr. Coyne’s change of control provisions in his employment agreement, please see “— Potential Payments Upon Termination or Change in Control.”

In October 2009, in connection with our IPO, we entered into Change of Control Severance Agreements with each of our other NEOs. We believe that these agreements are desirable to retain the services of these individuals in whom the Company has a significant investment. For information about the provisions of the NEOs’ change of control severance agreements, please see “— Potential Payments upon Termination or Change in Control.”

Impact of prior equity awards on current compensation

In general, we do not take into account prior equity grants, ESOP balances or amounts realized on the exercise or vesting of prior option grants in determining the number of options or shares of restricted stock to be granted, because we believe we should pay an annualized market value for an executive’s position, sized according to the performance level of the individual in the position. The Compensation Committee does consider prior equity grants (and related wealth accumulations) of executives in assessing the recruitment/retention risk for executives.

2012 Say-on-Pay Results

In connection with our 2012 annual meeting of shareholders, the proposal to approve on an advisory basis the compensation of the Company’s named executed officers for 2011 received 130,870,397 votes, or 90.53% of votes cast. Although this vote was advisory and therefore non-binding on the Company, the Board of Directors and the Compensation Committee carefully reviewed these results. The Board of Directors and the Compensation Committee considered these results, in determining the size of STI cash awards and LTI equity awards granted to NEOs for 2012.

Stock Ownership Requirements for Executives

Senior executives are subject to minimum equity holding requirements. The CEO is required to hold stock with a value equal to six times his annual base salary. Mr. Coyne, who retired from his role as CEO effective as of April 1, 2013 held common stock in excess of this requirement during his tenure as CEO. Newly appointed CEO, Mr. Stephenson, currently holds common stock in excess of this requirement. The other NEOs are required to hold stock with a value equal to three times their respective annual base salary. Existing NEOs, other than

Mr. Stephenson, are required to comply with this requirement no later than April 1, 2015. New NEOs will be required to comply with this requirement no later than the fifth anniversary of the date they acquired NEO status. The “in-the-money” value of vested and unvested options held by NEOs are not included in determining compliance with this requirement.

Policy on Recovery of Bonus in Event of Financial Restatement

In December 2011, the Board of Directors adopted a “clawback” policy that permits the Board of Directors to recover bonus or incentive compensation from executive officers whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery or cancellation of any bonus or incentive payments made to an executive officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board of Directors determines that such a recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct. The Board of Directors intends to review this policy when the regulations promulgated by the U.S. Securities and Exchange Commission implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to clawbacks become effective.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation”. As a newly public company, we have been eligible for special transition relief under Section 162(m) of the Code. This special transition relief expires effective as of this 2013 Annual Meeting of Shareholders. Going forward, we will generally seek to maximize the tax deductibility of compensation payments to our executive officers. We may, however, authorize payments to executive officers that may not be fully tax deductible, and we reserve the flexibility to do so.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code. We make no representations or warranty, however, that recipients of any payments, compensation or other benefits will not incur additional tax, interest or penalties under Section 409A of the Internal Revenue Code.

We account for stock-based compensation in accordance with the requirements of FASB Accounting Standards Codification (“ASC”) Topic 718.

Risk Assessment Regarding Compensation Policies and Practices

When reviewing our compensation programs and approving awards under them, the Compensation Committee considers the potential risks associated with these policies and practices. We selected revenue growth and EBITDA margin growth as the primary criteria for the funding of both aggregate LTI and STI award pools because we believe our business’s ability to generate recurring revenue and positive cash flow is the key indicator of the successful execution of our business strategy. In determining awards for senior executives, the Compensation Committee also considers non-financial metrics, such as earnings per share results, enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions, development of strategic relationships and return on invested capital. We believe the combination of these financial and nonfinancial metrics best aligns the interests of management with those of our shareholders, while providing an appropriate balance of risk and reward that does not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In reaching this determination we also considered the following attributes of our programs:

•	balance between annual and longer-term performance opportunities;

•	alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results;

•	use of 10-year stock options and other equity awards that vest over time;

•	use of restricted stock awards that vest over time;

•

generally providing senior executives with long-term equity-based compensation on an annual basis (we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business); and

•

stock ownership guidelines that are reasonable and align the interests of the executive officers with those of our shareholders, which discourages executive officers from focusing on short-term results without regard for longer-term consequences.

In addition, on December  20, 2011 the Compensation Committee formally adopted the “clawback” policy described above.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of Verisk Analytics, Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission.

Respectfully submitted,

John F. Lehman, Jr. (Chair)

Glen A. Dell

Constantine P. Iordanou

David B. Wright

Executive Compensation and Benefits

The following table sets forth information concerning the compensation paid to and earned by the Company’s NEOs for the years ended December 31, 2010, 2011 and 2012.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Frank J. Coyne(4)	2012	1,000,000	1,530,001	1,530,002	3,000,000	327,902	75,991(5)	7,463,896
Chairman and Chief Executive Officer	2011	1,000,000	750,016	2,249,993	3,000,000	529,574	68,554(6)	7,598,137
	2010	1,000,000	—	2,610,000	3,000,000	466,887	67,945(7)	7,144,832

Mark V. Anquillare	2012	443,077	599,995	600,005	615,000	89,282	15,147(8)	2,362,506
Executive Vice	2011	414,252	287,512	862,494	575,000	139,473	12,393(9)	2,291,124
President and Chief Financial Officer	2010	392,692	—	913,500	500,000	112,539	11,452(10)	1,930,183

Scott G. Stephenson(11)	2012	515,385	750,017	749,993	1,000,000	32,715	14,292(12)	3,062,401
President and Chief	2011	495,385	362,504	1,087,499	950,000	145,995	13,014(13)	3,054,397
Operating Officer	2010	475,385	—	1,174,500	820,000	113,464	44,791(14)	2,628,140

Kenneth E. Thompson	2012	421,538	475,008	474,993	520,000	8,231	14,336(15)	1,914,106
Executive Vice	2011	406,538	225,008	674,996	500,000	—	12,842(16)	1,819,384
President, General Counsel and Corporate Secretary	2010	392,692	—	687,300	425,000	—	11,971(17)	1,516,963

Vincent de P. McCarthy	2012	402,692	387,503	387,505	445,000	—	11,885(18)	1,634,584
Senior Vice President,	2011	391,538	187,512	562,493	432,000	—	11,640(19)	1,585,183
Corporate Development and Strategy	2010	377,692	—	609,000	420,000	—	11,615(20)	1,418,307

(1)	This column represents the aggregate grant date fair value of restricted stock awards granted in the relevant year, valued at the closing price of the Company’s Class A common stock, computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in this column see note 15 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	This column represents the aggregate grant date fair value of stock option awards granted in the relevant year, computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards columns, see note 15 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	The amounts in this column are cash incentive awards under the STI program in respect of performance for the years ended December 31, 2010, 2011 and 2012, as applicable.

(4)	Mr. Coyne retired from his role as Chief Executive Officer effective as of April 1, 2013.

(5)	Amount includes $16,429 for life insurance premiums, a 401(k) Savings Plan matching contribution of $11,250 and $48,312 for costs of personal benefits, including club memberships and an automobile allowance.

(6)	Amount includes $16,429 for life insurance premiums, a 401(k) Savings Plan matching contribution of $11,025 and $41,100 for costs of personal benefits, including club memberships and an automobile allowance.

(7)	Amount includes $16,429 for life insurance premiums, a 401(k) Savings Plan matching contribution of $11,025 and $40,491 for costs of personal benefits, including club memberships and an automobile allowance.

(8)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(9)	Amount includes a 401(k) Savings Plan matching contribution of $11,025.

(10)	Amount includes a 401(k) Savings Plan matching contribution of $10,835.

(11)	Mr. Stephenson was appointed to the role of Chief Executive Officer effective as of April 1, 2013.

(12)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(13)	Amount includes a 401(k) Savings Plan matching contribution of $11,025.

(14)	Amount includes a 401(k) Savings Plan matching contribution of $11,025 and $32,592 for costs of personal benefits including commutation via commercial air carrier between the Company’s headquarters and the executive’s home and temporary living quarters near the Company’s headquarters. Costs of commercial air travel were determined using average rates incurred for such travel.

(15)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(16)	Amount includes a 401(k) Savings Plan matching contribution of $11,025.

(17)	Amount includes a 401(k) Savings Plan matching contribution of $11,025.

(18)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(19)	Amount includes a 401(k) Savings Plan matching contribution of $11,025.

(20)	Amount includes a 401(k) Savings Plan matching contribution of $11,025.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to the NEOs during the Company’s fiscal year ended December 31, 2012. We generally grant plan-based awards in April under our 2009 Equity Incentive Plan, based on performance for the prior year. However, due to SEC regulations, the options and restricted stock shown in this table as granted on April 1, 2012 relate to 2011 performance, and we consider them to be part of the NEOs’ 2011 compensation.

2012 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)		Target ($)		Maximum ($)
Frank J. Coyne	April 1, 2012	December 20, 2011	—		—		—		—	111,679	46.97	1,530,002
	April 1, 2012	December 20, 2011	—		—		—		32,574	—	—	1,530,001
	April 1, 2012	December 20, 2011	1,000,000	(2)	3,000,000	(2)	3,000,000	(2)	—	—	—	—
Mark V. Anquillare	April 1, 2012	February 21, 2012	—		—		—		—	43,796	46.97	600,005
	April 1, 2012	February 21, 2012	—		—		—		12,774	—	—	599,995
	April 1, 2012	February 21, 2012		(3)		(3)		(3)	—	—	—	—
Scott G. Stephenson	April 1, 2012	February 21, 2012	—		—		—		—	54,744	46.97	749,993
	April 1, 2012	February 21, 2012	—		—		—		15,968	—	—	750,017
	April 1, 2012	February 21, 2012		(3)		(3)		(3)	—	—	—	—
Kenneth E. Thompson	April 1, 2012	February 21, 2012	—		—		—		—	34,671	46.97	474,993
	April 1, 2012	February 21, 2012	—		—		—		10,113	—	—	475,008
	April 1, 2012	February 21, 2012		(3)		(3)		(3)	—	—	—	—
Vincent de P. McCarthy	April 1, 2012	February 21, 2012	—		—		—		—	28,285	46.97	387,505
	April 1, 2012	February 21, 2012	—		—		—		8,250	—	—	387,503
	April 1, 2012	February 21, 2012		(3)		(3)		(3)	—	—	—	—

(1)	This column represents the aggregate grant date fair value of restricted stock awards and stock option awards granted in the relevant year, valued at the closing price of the Company’s Class A common stock in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in this column see note 15 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Pursuant to his employment agreement, Mr. Coyne was eligible for an annual cash incentive award under our STI program of 100% to 300% of his base salary. There is no minimum amount payable for a certain level of performance. For additional details regarding Mr. Coyne’s STI award, including the relevant performance factors, see “Compensation Discussion and Analysis — Analysis of 2012 Variable Compensation”. Pursuant to the SEC rules, because no target award was determinable or established for Mr. Coyne pursuant to the terms of his employment agreement, the amount shown in the “target” sub-column represents the actual cash incentive award amount paid to Mr. Coyne under our STI program in respect of performance for 2012. For additional details, see the “Non-Equity Incentive Plan Compensation” column of our 2012 Summary Compensation Table.

(3)	As described in the “Compensation Discussion and Analysis”, our NEOs are eligible for an annual incentive compensation cash award under our STI program, which does not include per individual threshold, target or maximum performance goals. Rather, the Compensation Committee establishes an STI award pool for all eligible employees (other than Mr. Coyne) after considering achievement of the performance year, as further described in our “Compensation Discussion and Analysis”. For additional details regarding the STI program, including the relevant performance factors for 2012, see “Compensation Discussion and Analysis — 2012 Variable Compensation Performance Goals” and “Compensation Discussion and Analysis — Analysis of 2012 Variable Compensation”. For the actual amounts of cash incentive awards paid to each of our NEOs under our STI program in respect of performance for 2012, see the “Non-Equity Incentive Plan Compensation” column of our 2012 Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options and unvested restricted stock held by our NEOs as of the end of the Company’s fiscal year ended 2012 based on a market value of $50.97 per share (our closing market price on December 31, 2012).

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards(1)				Stock Awards(2)
	Date of Award Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name
Frank J. Coyne	6/29/2005	908,000	—	8.40	6/29/2015	—	—
	10/6/2009	909,901	—	22.00	10/6/2019	—	—
	4/1/2010	150,000	150,000	28.20	4/1/2020	—	—
	4/1/2011	53,673	161,021	33.30	4/1/2021	16,893	861,036
	4/1/2012	—	111,679	46.97	4/1/2022	32,574	1,660,297
Mark V. Anquillare	3/1/2005	15,000	—	8.74	3/1/2015	—	—
	3/1/2006	105,000	—	11.30	3/1/2016	—	—
	3/1/2007	105,000	—	15.10	3/1/2017	—	—
	6/30/2007	15,000	—	16.72	6/30/2017	—	—
	3/1/2008	200,000	—	17.24	3/1/2018	—	—
	4/1/2009	168,750	56,250	16.10	4/1/2019	—	—
	10/6/2009	150,000	50,000	22.00	10/6/2019	—	—
	4/1/2010	52,500	52,500	28.20	4/1/2020	—	—
	4/1/2011	20,574	61,725	33.30	4/1/2021	6,476	330,082
	4/1/2012	—	43,796	46.97	4/1/2022	12,774	651,091
Scott G. Stephenson	3/1/2006	270,000	—	11.30	3/1/2016	—	—
	3/1/2007	260,000	—	15.10	3/1/2017	—	—
	3/1/2008	275,000	—	17.24	3/1/2018	—	—
	4/1/2009	215,625	71,875	16.10	4/1/2019	—	—
	10/6/2009	168,750	56,250	22.00	10/6/2019	—	—
	4/1/2010	67,500	67,500	28.20	4/1/2020	—	—
	4/1/2011	25,942	77,827	33.30	4/1/2021	8,165	416,170
	4/1/2012	—	54,744	46.97	4/1/2022	15,968	813,889
Kenneth E. Thompson	3/1/2007	100,000	—	15.10	3/1/2017	—	—
	3/1/2008	150,000	—	17.24	3/1/2018	—	—
	4/1/2009	123,750	41,250	16.10	4/1/2019	—	—
	10/6/2009	131,250	43,750	22.00	10/6/2019	—	—
	4/1/2010	39,500	39,500	28.20	4/1/2020	—	—
	4/1/2011	16,102	48,306	33.30	4/1/2021	5,068	258,316
	4/1/2012	—	34,671	46.97	4/1/2022	10,113	515,460
Vincent de P. McCarthy	10/6/2009	56,250	18,750	22.00	10/6/2019	—	—
	4/1/2010	35,000	35,000	28.20	4/1/2020	—	—
	4/1/2011	13,418	40,255	33.30	4/1/2021	4,224	215,297
	4/1/2012	—	28,285	46.97	4/1/2022	8,250	420,503

(1)	The right to exercise stock options vests ratably on the first, second, third and fourth anniversaries of the date of grant for options granted to NEOs other than Mr. Coyne. Mr. Coyne’s options granted in October 2009 in connection with our IPO vested in full on December 31, 2012.

(2)	The stock awards shown in this column are restricted stock awards that vest ratably on the first, second, third and fourth anniversaries of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and vesting of shares of restricted stock for the NEOs during 2012. Restricted stock was awarded to our NEOs for the first time on April 1, 2011 and vests in four equal installments on the first, second, third and four anniversaries of their grant date. Accordingly, for the first time a portion of our NEOs’ stock awards vested in 2012.

2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank J. Coyne	2,400,000	95,763,783	5,630	264,441
Mark V. Anquillare	460,000	19,195,924	2,158	101,361
Scott G. Stephenson	662,508	23,679,729	2,721	127,805
Kenneth E. Thompson	—	—	1,689	79,332
Vincent de P. McCarthy	—	—	1,407	66,087

Pension Plans

The following table sets forth information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement.

Eligible employees hired prior to March 1, 2005 participate in the Pension Plan for Insurance Organizations, or PPIO, a multiple-employer pension plan in which we participate. The PPIO provides a traditional final pay formula pension benefit, payable as an annuity, to employees who were 49 years old with 15 years of service as of January 1, 2002. Effective January 1, 2002, this formula benefit was frozen for all eligible employees. Effective January 1, 2002, a cash balance pension benefit, also payable as an annuity, was established under the PPIO. Employees hired prior to January 1, 2002 receive their frozen traditional benefit as well as their cash balance benefit. Employees hired from January 1, 2002 to March 1, 2005 receive only the cash balance benefit. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the PPIO. Accordingly, after February 29, 2012 benefits under the PPIO will no longer increase as the result of new compensation earned or continued service. The Supplemental Cash Balance Plan, or the Supplemental Plan, provides a benefit to which the participant would be entitled under the PPIO but which is subject to caps imposed by IRS regulations. Employees hired on or after March 1, 2005 were not eligible to participate in the PPIO or the Supplemental Plan. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the Supplemental Plan.

2012 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Frank J. Coyne	PPIO	13	284,022	—
	Supplemental Plan	13	3,038,093	—
Mark V. Anquillare	PPIO	19	363,013	—
	Supplemental Plan	19	389,383	—
Scott G. Stephenson	PPIO	11	174,614	—
	Supplemental Plan	11	633,596	—
Kenneth E. Thompson	NA	NA	NA	NA
Vincent de P. McCarthy	NA	NA	NA	NA

(1)	For a discussion of the assumptions used to calculate the amounts shown in this column see note 16 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012.

Nonqualified Deferred Compensation Table

Certain highly compensated employees, including our NEOs, are eligible to participate in the Supplemental Executive Retirement Savings Plan (the “Top Hat Plan”). The Top Hat Plan allows participants to elect to defer compensation on a non-tax qualified basis and provides a vehicle for the Company to provide, on a non-tax qualified basis, matching contributions that could not be made on the participants’ behalf to the tax-qualified 401(k) Savings Plan due to limits imposed by IRS regulations. The deferred amounts are notionally invested in the same investment options selected by the participant under the 401(k) Savings Plan. Participants elect to receive payment at termination of employment or some other future date.

The following table sets forth information with respect to the Top Hat Plan.

2012 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings/ (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Frank J. Coyne	43,846	1,500	165,068	—	1,410,634
Mark V. Anquillare	11,585	1,500	37,554	—	266,092
Scott G. Stephenson	15,923	1,500	10,124	—	225,540
Kenneth E. Thompson	—	—	8,231	—	61,773
Vincent de P. McCarthy	—	—	—	—	9,923

(1)	All amounts shown are also included in the 2012 Summary Compensation table in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column.

Potential Payments Upon Termination or Change in Control

Below is a description of the arrangements in place applicable to the NEOs relating to payments upon termination or change in control, other than severance payments upon termination (other than for cause) available to all salaried employees.

Mr. Coyne’s employment agreement, which terminated as of April 1, 2013, the effective date of Mr. Coyne’s retirement from his role as Chief Executive Officer, provided that in the event Mr. Coyne’s employment was involuntarily terminated by the Company without “cause” or was voluntarily terminated by Mr. Coyne for “good reason,” each as defined in the agreement, he would have been entitled to (i) any unpaid salary, (ii) any unpaid bonus earned prior to the termination, (iii) a pro rata portion of his incentive award, and (iv) a separation payment equal to the lesser of (a) 400% of his current base compensation, paid in 24 monthly installments, or (b) monthly payments of 1/6th of his current base compensation for each month remaining from the termination date to the end of the original term of the agreement (December 31, 2012) or December 31 of any subsequent year into which his employment had been extended into. If Mr. Coyne’s employment terminated as a result of his death or disability, the agreement provided for similar payments, except for clause (iv), which would not be paid. In the event of his disability, he would have been paid a lump sum payment of 200% of his then current base compensation, plus his minimum target incentive award for the year of termination.

The employment agreement with Mr. Coyne provided that if Mr. Coyne’s employment was terminated by the Company without “cause” or by him for “good reason”, within two years following a change in control, as defined in Section 409A of the Internal Revenue Code of 1986, as amended, the payment described in clause (iv) would have been paid in lump sum and the payment referred to in clause (iii) would have been equal the minimum target incentive award.

Receipt of these benefits would have been conditioned upon Mr. Coyne executing a general release of claims against the Company, and complying with perpetual confidentiality obligations and noncompete and nonsolicitation obligations for a period of 24 months after termination.

If Mr. Coyne’s employment was terminated for “cause”, the Company would have no other obligations under his employment agreement except to pay any unpaid salary and unpaid bonus.

In addition, in October 2009, in connection with our IPO, the Company entered into Change in Control Severance Agreements with the other NEOs. These agreements incorporate provisions for payments to be made to the NEOs upon termination of their employment. Payments will be due in the event the NEO’s employment is involuntarily terminated by the Company without “cause,” or is voluntarily terminated by the NEO for “good reason,” which are defined in the agreements, within a two-year period following a “change in control,” which is defined in the agreement.

These agreements provide that, upon a qualifying termination event, an NEO (other than Mr. Coyne) will be entitled to:

(i)	a pro rata STI award;

(ii)	a severance payment equal to the NEO’s base salary plus a target bonus amount times two;

(iii)	continuation of health benefits (at the NEO’s expense) for 18 months; and

(iv)	immediate vesting of any remaining unvested equity awards.

The severance and pro rata bonus amounts will be payable in cash, in a lump sum for NEOs other than Mr. Coyne. Receipt of these benefits is conditioned upon the NEO executing a general release of claims against the Company, and complying with perpetual confidentiality obligations and noncompete and nonsolicitation obligations for a period of 24 months. If these agreements had been in place at December 31, 2012, in the event of a qualifying termination Mr. Coyne would be entitled to cash payments totaling $3,000,000, Mr. Stephenson would be entitled to cash payments totaling $3,380,000, Mr. Anquillare would be entitled to cash payments totaling $2,250,000, Mr. Thompson would be entitled to cash payments totaling $2,125,000, and Mr. McCarthy would be entitled to cash payments totaling $1,721,250. Mr. Coyne’s employment agreement provides for payments to him upon his death or “disability”. If Mr. Coyne had died or become disabled on December 31, 2012, he would have been entitled to death or disability payments of $1,000,000 or $3,000,000, respectively.

The Verisk Analytics, Inc. 2009 Equity Incentive Plan provides that the Compensation Committee will determine and set forth in each award agreement whether any awards granted in such award agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The award agreements with respect to currently outstanding options and restricted stock held by the NEOs under the Incentive Plan provide that in the event of the NEO’s death, “disability” (as defined under the Incentive Plan), “retirement” (as defined under the Incentive Plan), or termination of employment for “good reason” or without “cause” (each as defined under the Incentive Plan) within two years following a “change in control” (as defined under the Incentive Plan), the options will become immediately exercisable with respect to the number of unexercised shares covered by the option and the unvested shares of restricted stock will become fully vested. Based on the closing price of our Class A common stock on December 31, 2012, the number of options that would become vested for our NEOs, minus the exercise price of those options, and the number of unvested restricted stock shares that would become vested for our NEOs, in the event of a qualifying termination on December 31, 2012, the acceleration of option and restricted stock vesting would have a value of $9,228,790 for Mr. Coyne, $8,497,057 for Mr. Stephenson, $6,852,400 for Mr. Anquillare, $5,371,267 for Mr. Thompson, and $2,800,383 for Mr. McCarthy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Customer Relationships

In 2012, we received fees from Arch Capital Group Limited of $2,160,783. Constantine P. Iordanou, one of our directors, is the President and Chief Executive Officer of Arch Capital Group Limited.

In 2012, in connection with our purchase of insurance coverage we also paid fees to Brown & Brown, Inc. of $690,462, and CNA Financial Corporation of $249,711. J. Hyatt Brown, one of our directors, is the Chairman of the Board and former Chief Executive Officer of Brown & Brown, Inc. Thomas F. Motamed, one of our directors, is the Chairman of the Board and Chief Executive Officer of CNA Financial Corporation.

Family Relationships

We employed Michael Coyne as President of our Verisk Health subsidiary until his resignation in July 2012. In 2012, Mr. Coyne received a salary of $161,615 and received a 401k Savings Plan matching contribution of $8,057. Michael Coyne is the son of Frank J. Coyne, our Chairman of the Board and former Chief Executive Officer. We believe that the compensation paid to Michael Coyne was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

ESOP

We established an ESOP funded with intercompany debt that includes 401(k), ESOP and profit sharing components to provide employees with equity participation. The trustee of the ESOP is GreatBanc Trust Company. The ESOP owns greater than five percent of our Class A common stock. We make quarterly cash contributions to the ESOP equal to the debt service requirements. As the debt is repaid, shares are released to the ESOP to fund 401(k) matching and profit sharing contributions and the remainder is allocated annually to ESOP accounts of active employees in proportion to their eligible compensation in relation to total participant eligible compensation. On October 6, 2009 we made an accelerated cash contribution to permit the ESOP to prepay a portion of the indebtedness, resulting in an accelerated allocation of shares to active eligible employees. The amount of our ESOP costs recognized for the year ended December 31, 2012 was $13.1 million.

Voting rights with respect to shares of our Class A common stock owned by the ESOP are exercised by the trustee of the ESOP. The trustee is required to vote shares allocated to an ESOP participant’s account as directed by the ESOP participant for all matters submitted to a vote of our Class A shareholders. Shares of stock not allocated to a participant’s account may be voted in accordance with the discretion of the Trustee in the best interest of ESOP participants.

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons. Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the corporate secretary any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The corporate secretary will then promptly communicate that information to the Board of Directors or the designated Board committee. No related person transaction will be consummated without the approval or ratification of the Board of Directors or any committee of the Board of Directors consisting exclusively of disinterested directors. The Board of Directors has designated the Nominating and Corporate Governance Committee to approve any related person transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. In reviewing the transaction in question, the Nominating and Corporate Governance Committee will consider all relevant facts and circumstances, including without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person. No related person transaction will be approved or ratified unless, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

ITEM 2 —	APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS

At the 2011 Annual Meeting of Shareholders, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our named executive officers. At such meeting, shareholders expressed their preference for an annual vote on executive compensation on an advisory, non-binding basis and, consistent with this preference, the Board of Directors determined that we will conduct such a vote on an annual basis. Accordingly, and pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with the opportunity to approve the compensation of our named executive officers for 2012 as disclosed in this Proxy Statement on an advisory, non-binding basis (“say-on-pay”) through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the Board of Directors and will not overrule any decision by the Board of Directors or require the Board of Directors to take any action. However, the Board of Directors and the Compensation Committee will take into account the outcome of the say-on-pay vote when considering future executive compensation decisions for named executive officers.

The Compensation Committee believes that the Company’s compensation programs and policies and the compensation decisions for 2012 described in this Proxy Statement, including the Compensation Discussion and Analysis, appropriately reward our named executive officers for their and the Company’s performance and will assist the Company in retaining our senior leadership team. You are strongly encouraged to read the full details of our executive compensation programs and policies under the section titled “Executive Compensation” above.

Our Board unanimously recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this resolution unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

ITEM 3 —	APPROVAL OF THE VERISK ANALYTICS, INC. 2013 EQUITY INCENTIVE PLAN

Overview

The Company currently maintains the Verisk Analytics, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) for the purpose of attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit shareholders. The 2009 Equity Incentive Plan has served as an important part of the Company’s overall compensation program.

As discussed under Item No. 4 in this Proxy Statement, Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation”. As a newly public company, we have been eligible for special transition relief under Section 162(m) of the Code. This special transition relief expires effective as of this Annual Meeting of Shareholders.

With the expiration of the special transition relief, our Board of Directors has determined that it would be in the Company’s best interests to:

•

preserve the flexibility to grant cash awards and certain equity-based awards that are structured to comply with the qualified performance-based compensation exception under Section 162(m) of the Code;

•	increase the number of shares available for issuance pursuant to our equity-based compensation program;

•	update certain provisions of the 2009 Equity Incentive Plan.

Accordingly, on March 15, 2013 the Compensation Committee of our Board of Directors adopted the Verisk Analytics Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”), subject to shareholder approval. The 2013 Equity Incentive Plan, if such approval is obtained, will be the successor to the 2009 Equity Incentive Plan.

As of March 18, 2013, there were 5,733,463 shares of our Class A common stock available for issuance under the 2009 Equity Incentive Plan. If approved by shareholders, the 2013 Equity Incentive Plan will become effective as of May 15, 2013 and will replace the 2009 Equity Incentive Plan for any new grants made after May 15, 2013. If shareholders do not approve the 2013 Equity Incentive Plan, then it will not be adopted and no grants will be made under it. In such event, the 2009 Equity Incentive Plan will remain in effect but our Compensation Committee will lose the flexibility to grant equity-based awards structured to comply with the qualified performance-based compensation exception under Section 162(m) of the Code. As a result, due to the application of Section 162(m) of the Code, certain equity-based awards granted to our chief executive officer and our next three most highly compensated executive officers (other than our chief financial officer) may not be fully tax deductible to the Company.

Summary of 2013 Equity Incentive Plan

The following is a brief description of the material features of the 2013 Equity Incentive Plan. The full text of the 2013 Equity Incentive Plan is set forth in Appendix A to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Appendix A.

Shares Available

Under the 2013 Equity Incentive Plan, 15,700,000 shares of Class A common stock may be subject to awards under the plan, reduced by awards granted under the 2009 Equity Incentive Plan after March 15, 2013 (i) on a one-for-one basis if the shares were subject to options or stock appreciation rights, and (ii) on a two and one-half -for-one basis if the shares were subject to awards other than options or stock appreciation rights. Any shares granted in connection with options and stock appreciation rights under the 2013 Equity Incentive Plan will be counted against this limit as one share for every one option or stock appreciation right awarded. Any shares granted in connection with awards under the 2013 Equity Incentive Plan other than options and stock appreciation rights will be counted against this limit as two and one-half shares for every one share granted in connection with the award.

If any shares subject to an award under the 2013 Equity Incentive Plan, or after March 15, 2013, subject to an award under the 2009 Equity Incentive Plan, are forfeited, an award under the 2013 Equity Incentive Plan, or after March 15, 2013 an award under the 2009 Equity Incentive Plan, expires or otherwise terminates without issuance of shares, or an award under the 2013 Equity Incentive Plan, or after March 15, 2013 an award under the 2009 Equity Incentive Plan, is settled for cash, the shares will again be available for issuance under the 2013 Equity Incentive Plan (i) on a one-for-one basis if the shares were subject to options or stock appreciation rights, and (ii) on a two and one-half -for-one basis if the shares were subject to awards other than options or stock appreciation rights.

Shares subject to an award under the 2013 Equity Incentive Plan, or after March 15, 2013, subject to an award under the 2009 Equity Incentive Plan, will not again be available for issuance under the 2013 Equity Incentive Plan if the shares are (i) shares tendered or withheld in payment of the exercise price of an option, (ii) shares delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an option or other award, or (iii) shares covered by a stock-settled stock appreciation right that were not issued upon the settlement of the stock appreciation right. Shares repurchased in the open market with the proceeds from the exercise of an option under the 2013 Equity Incentive Plan or an option under the 2009 Equity Incentive Plan will not be added to the shares available for issuance under the 2013 Equity Incentive Plan. Also, shares underlying awards issued by the Company in assumption of or substitution for awards issued by a company acquired by the Company (“Substitute Awards”) will not reduce the number of shares available for issuance under the 2013 Equity Incentive Plan.

The shares are subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares.

Forms of Awards

Awards under the 2013 Equity Incentive Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights (or SARs), (iii) restricted stock, (iv) restricted stock units (or RSUs), (v) performance awards (including cash) and (vi) other share-based awards.

Award Limits

Subject to adjustment as described above, any shares of Class A common stock then available under the 2013 Equity Incentive Plan may be granted as incentive stock options to participants under the 2013 Equity Incentive Plan, and no more than 1,350,000 shares of Class A common stock may be subject to options or SARs granted to any participant during any 12-month period. No participant may be awarded restricted stock awards, RSU awards, performance awards or other share-based awards in any 12-month period that are comprised or relate to more than 450,000 shares of Class A common stock if such awards are intended to comply with the qualified performance-based compensation exception under Section 162(m) of the Code.

Eligibility

Employees, non-employee directors and consultants are eligible for awards under the 2013 Equity Incentive Plan. The Compensation Committee may also grant Substitute Awards in connection with acquisitions and business combinations. We expect that approximately 300 employees and consultants and all 11 of our non-employee directors will be eligible to participate in the 2013 Equity Incentive Plan.

Administration

The Compensation Committee will oversee the administration of the 2013 Equity Incentive Plan with the authority to interpret the 2013 Equity Incentive Plan and make all determinations necessary or desirable for the administration of the 2013 Equity Incentive Plan. The Compensation Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Key Terms of Awards

Options.    Options are rights to purchase shares of our Class A common stock at a price and during a period determined by the Compensation Committee. The exercise price of an option will not be less than the fair market value of our common stock on the date of the option grant. Options generally expire no later than 10 years after the date of grant except in the event of death or disability (other than with respect to an incentive stock option).

SARs.    An SAR entitles the participant to receive, upon exercise, an amount equal to the excess of (i) the fair market value of one share of our common stock on the date of exercise (or such amount less than such fair market value as the compensation committee will determine at any time during a specified period before the date of exercise) over (ii) the grant price of the SAR on the date of grant. The Compensation Committee may award SARs in tandem with options, in tandem with any award (other than an option) or without regard to any option or other award. The Compensation Committee will determine whether settlement of an SAR will be made in cash, in whole shares or other property.

Restricted Stock/RSUs.    Restricted stock is any share issued with the restriction that the participant may not, for a specified time or times, sell, transfer, pledge or assign such share and with such other restrictions as the Compensation Committee, in its sole discretion, may impose. An RSU is an award that is valued by reference to a share, which value may be paid to the participant by delivery of shares, cash or other property as determined by the Compensation Committee. Restrictions on restricted stock and RSUs may lapse separately or in combination at such times, in installments or otherwise, as the Compensation Committee deems appropriate.

Performance Awards.    Performance awards are the award of cash, shares or units (valued by reference to shares or other property) that will be earned by the participant upon the achievement of performance goals established by the Compensation Committee. The Compensation Committee will determine the performance criteria to be achieved during any performance period and the length of the performance period. Performance awards may be settled in cash, shares or other property as will be determined by the Compensation Committee.

Other Share-Based Awards.    The 2013 Equity Incentive Plan also authorizes the grant of awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property. Other share-based awards will also be available as a form of payment of other awards granted under the 2013 Equity Incentive Plan and other earned cash-based compensation.

No Repricing

The 2013 Equity Incentive Plan prohibits option and SAR repricings (except for permitted anti-dilution adjustments under the 2013 Equity Incentive Plan) unless stockholder approval is obtained. For purposes of the 2013 Equity Incentive Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award under the 2013 Equity Incentive Plan if the exercise price or grant price of the option or stock appreciation right is greater than the fair market value of the shares of Class A common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the rules of the principal securities exchange on which the shares of Class A common stock are traded.

Dividend Equivalents

The Compensation Committee may determine in its sole discretion to grant cash, stock or other property dividends with respect to the number of shares underlying an outstanding award under the 2013 Equity Incentive Plan, other than an option or stock appreciation right. Any such amounts and dividend equivalents will be subject to the same vesting or performance conditions as the underlying award.

Section 162(m) of the Code Provisions

If the Compensation Committee determines that a restricted stock award, an RSU award, a performance award or another share-based award is intended to satisfy the qualified performance-based compensation exception under Section 162(m) of the Code, such award will be structured, in accordance with the provisions of the 2013 Equity Incentive Plan, to provide that the lapsing of restrictions on an award and the distribution of cash, shares or other property, as applicable, will be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which will be based on the attainment of specified levels of one or any combination of the following performance goals (which performance goals may or may not be measured in accordance with generally accepted accounting principles):

1.	net sales;

2.	revenue;

3.	revenue growth or product revenue growth;

4.	operating income (before or after taxes);

5.	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

6.	earnings per share;

7.	net income (before or after taxes);

8.	return on equity;

9.	total shareholder return;

10.	return on assets or net assets;

11.	appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company;

12.	market share;

13.	gross profits;

14.	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

15.	economic value-added models or equivalent metrics;

16.	comparisons with various stock market indices;

17.	reductions in costs;

18.	cash flow or cash flow per share (before or after dividends);

19.	return on capital (including return on total capital or return on invested capital);

20.	cash flow return on investment;

21.	improvement in or attainment of expense levels or working capital levels;

22.	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) margins, operating margins, gross margins or cash margins;

23.	year-end cash;

24.	debt reduction;

25.	stockholder equity;

26.	research and development achievements;

27.	manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

28.	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents);

29.	passing preapproval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s);

30.	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors));

31.	supply chain achievements;

32.	codevelopment, comarketing, profit sharing, joint venture or other similar arrangements;

33.	financing and other capital raising transactions (including sales of the Company’s equity or debt securities);

34.	factoring transactions; the sale or licensing of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions; and

35.	implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

The performance goals may be based solely by reference to the Company’s or a subsidiary’s performance, or the performance of a division, business segment or business unit of ours. The performance goals may also be based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. To the extent permitted by the requirements of the qualified performance-based compensation exception under Section 162(m) of the Code, the Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including the following: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

The performance goals will be set by the Compensation Committee in accordance with the requirements of Section 162(m) of the Code. With respect to a restricted stock award, an RSU award, a performance award or other share-based award that is intended to be subject to the Section 162(m) provisions of the 2013 Equity Incentive Plan, the Compensation Committee may adjust downwards, but not upwards, the amount otherwise payable pursuant to such award. With respect to a cash-denominated performance award that the Compensation Committee intends to qualify for the qualified performance-based compensation exception under Section 162(m) of the Code, the maximum dollar value that may be earned by any participant for each 12 months in a performance period is, together with the dollar value of any cash bonus earned by the participant under the Annual Incentive Plan (or any successor plan thereto) that is intended to comply with the performance-based exception under Section 162(m) in respect of the same fiscal year, $10,000,000. The Compensation Committee can impose such other restrictions on awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements of the qualified performance-based compensation exception under Section 162(m) of the Code.

Change in Control

The Compensation Committee will determine and provide in the applicable award agreement the effect, if any, on an award of the occurrence of a change in control of the Company.

Termination of Employment

The Compensation Committee will determine and set forth in each award agreement whether any awards granted pursuant to such award agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a participant’s employment or services will be determined by the Compensation Committee, which determination will be final.

Transferability of Awards

With respect to any award or any shares as to which any applicable restriction, performance or deferral period has not lapsed, such award or shares, as applicable, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. Awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. Other than with respect to incentive stock options, a participant may assign or transfer an award to a permitted assignee provided that such permitted assignee will be bound by and subject to all of the terms and conditions of the 2013 Equity Incentive Plan and the applicable award agreement. A permitted assignee includes (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders.

Amendment and Termination of the 2013 Equity Incentive Plan

The Board of Directors may, from time to time, alter, amend, suspend or terminate the 2013 Equity Incentive Plan as it may deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Company’s shares are traded; provided that the Board of Directors may not, without the approval of the Company’s shareholders, amend the 2013 Equity Incentive Plan to (a) increase the number of shares that may be the subject of awards under the 2013 Equity Incentive Plan (except for permitted anti-dilution adjustments under the 2013 Equity Incentive Plan), (b) expand the types of awards available under the 2013 Equity Incentive Plan, (c) materially expand the class of persons eligible to participate in the Equity Incentive Plan, (d) “reprice” an option or an SAR (except for permitted anti-dilution adjustments under the 2013 Equity Incentive Plan), (e) increase the maximum permissible term of any Option specified or an SAR specified under the 2013 Equity Incentive Plan (except for permitted anti-dilution adjustments under the 2013 Equity Incentive Plan) or (f) increase the maximum award limits imposed under the 2013 Equity Incentive Plan. In addition, no amendments to, or termination of, the 2013 Equity Incentive Plan shall materially impair the rights of a participant under any award previously granted without such Participant’s consent.

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the 2013 Equity Incentive Plan, as the Compensation Committee may determine.

Ceasing the Grant of Awards Under the 2009 Equity Incentive Plan

As of the date of the approval of the 2013 Equity Incentive Plan by the Company’s stockholders, no further awards will be granted under the 2009 Equity Incentive Plan.

U.S. Federal Income Tax Consequences of Awards

There will be no U.S. federal income tax consequences to the participant or us upon the grant of an option under the 2013 Equity Incentive Plan. Upon exercise of an option that is not an incentive stock option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the option. We will generally be entitled to a tax deduction in the same amount.

Upon the exercise of an incentive stock option, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the Shares. If the option is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the option within two years from the date the option was granted and within one year after the exercise of the option, the gain on the sale will be treated as long-term capital gain. We are not entitled to any tax deduction with respect to the grant or exercise of incentive stock options, except that if the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and, we will generally be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an incentive stock option over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

There will be no U.S. federal income tax consequences to either the participant or us upon the grant of an SAR. However, the participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the Shares received upon exercise. We will generally be entitled to a deduction equal to the amount includible in the participant’s income.

Unless a participant makes a “Section 83(b) election” under the Code, there will be no U.S. federal income tax consequences to either the participant or us upon the grant of restricted stock until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted stock. At that time, the participant generally will recognize taxable income equal to the then fair market value for the shares. We will generally be entitled to a corresponding tax deduction.

There generally will be no U.S. federal income tax consequences to the participant or us upon the grant of performance awards (unless the participant makes a “Section 83(b) election” under the Code) or RSUs. Participants generally will recognize taxable income at the time when such awards are paid or settled in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. We will generally be entitled to a tax deduction equal to the amount includible in the participant’s income.

This summary is limited to the federal tax issues addressed in this summary. It was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be asserted under the Code.

New Plan Benefits

Any awards under the 2013 Equity Incentive Plan will be at the discretion of the Compensation Committee. It is not possible at present to determine the amount or the form of any award that will be granted to any individual during the term of the 2013 Equity Incentive Plan. The table below, however, sets forth the awards that have been granted under the 2009 Equity Incentive Plan in calendar year 2012 in respect of 2011 performance to our Named Executive Officers, our other executive officers, our non-executive members of our Board of Directors and our other employees who are not executives. We generally grant plan-based awards in April based on performance for the prior year.

2012 Equity-Based Incentive Award Grants Under the 2009 Equity Incentive Plan

Name and Position	Options #	Shares of Restricted Stock #
Frank J. Coyne	111,679	32,574
Chairman and Chief Executive Officer(1)

Mark V. Anquillare	43,796	12,774
Executive Vice President and Chief Financial Officer

Scott G. Stephenson	54,744	15,968
President and Chief Operating Officer(2)

Kenneth E. Thompson	34,671	10,113
Executive Vice President, General Counsel and Corporate Secretary

Vincent de P. McCarthy	28,285	8,250
Senior Vice President, Corporate Development and Strategy
All executive officers as a group	338,868	98,840
Non-executive directors as a group	133,447	—
Non-executive officer employee group	500,809	145,557

(1)	Frank J. Coyne retired from the position of Chief Executive Officer effective as of April 1, 2013. Mr. Coyne, effective as of April 1, 2013, will continue as a member of the Board of Directors as Non-Executive Chairman.

(2)	Scott G. Stephenson was appointed to the position of Chief Executive Officer effective as of April 1, 2013. Mr. Stephenson has also been nominated to stand for election to the Board of Directors at this Annual Meeting of Shareholders for a term continuing until 2016.

Information on Equity Compensation Plans as of March 15, 2013

The information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2012 is updated by the following information regarding all existing equity compensation plans as of March 15, 2013:

•	Stock options outstanding: 11,676,349

•	Weighted average exercise price of outstanding stock options under all existing equity compensation plans: $22.93

•	Weighted average remaining contractual term of outstanding stock options: 6.13 years

•	Restricted stock shares outstanding: 326,375

•	Deferred stock units outstanding: 8,620

•	Total shares of common stock outstanding as of the Record Date: 168,384,548

The following table sets forth the number of stock options and restricted stock awards granted by the Company in the years ended December 31, 2012, 2011 and 2010. No deferred stock units have been granted in the years ended December 31, 2012, 2011 and 2010.

Year	Number of Options Granted	Number of Restricted Stock Awards Granted	Weighted Average Number of Shares of Common Stock Outstanding (thousands)
2012	973,124	244,397	165,890,258
2011	1,574,705	150,187	166,015,238
2010	2,186,416	—	177,733,503

Vote Required for Approval

The approval of the 2013 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting in order to be approved.

Our Board unanimously recommends that you vote “FOR” the approval of the Verisk Analytics, Inc. 2013 Equity Incentive Plan. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

ITEM 4 —	APPROVAL OF THE VERISK ANALYTICS, INC. EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

Overview

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation”. As a newly public company, we have been eligible for special transition relief under Section 162(m) of the Code. This special transition relief expires effective as of this 2013 Annual Meeting of Shareholders.

With the expiration of the special transition relief, our Board of Directors has determined that it would be in the Company’s best interests to preserve the flexibility to award annual cash-denominated incentive awards for 2013 and future years that are eligible for the qualified performance-based compensation exception under Section 162(m) of the Code. Accordingly, on March 15, 2013 the Compensation Committee of our Board of Directors adopted the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan (the “Annual Incentive Plan”). One of the requirements of the qualified performance-based compensation exception under Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders.

If our shareholders approve the Annual Incentive Plan (including the material terms of the performance goals under the Annual Incentive Plan), then annual cash-denominated incentive awards for 2013 and future years awarded to our chief executive officer and our next three most highly compensated executive officers (other than our chief financial officer) may be structured to comply with the qualified performance-based compensation exception under Section 162(m) of the Code, subject to compliance with the terms of the Annual Incentive Plan. If our shareholders do not approve the Annual Incentive Plan, then due to the application of Section 162(m) of the Code, annual cash-denominated incentive awards for 2013 and future years awarded to our chief executive officer and our next three most highly compensated executive officers (other than our chief financial officer) may not be fully tax deductible to the Company.

Summary of the Annual Incentive Plan

The following is a brief description of the material features of the Annual Incentive Plan. The full text of the Annual Incentive Plan is set forth in Appendix B to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Appendix B.

Types of Awards

The terms of the Annual Incentive Plan provide for incentive awards based on performance periods that are not longer than one year. Awards under the Annual Incentive Plan will be settled in cash.

Annual Per-Person Limitations

The maximum aggregate amount that a participant may earn in respect of an award or awards under the Annual Incentive Plan granted in respect of any single fiscal year of the Company that is intended to comply with the performance-based compensation exception under Section 162(m) is, together with the dollar value of any cash award(s) earned by the participant under the Verisk Analytics, Inc. 2013 Equity Incentive Plan (or any successor plan thereto) that is intended to comply with the performance-based exception under Section 162(m) in respect of the same fiscal year, $10,000,000.

Eligibility

Participants in the Annual Incentive Plan will be selected by the Compensation Committee from among the executive officers of the Company and its subsidiaries who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the terms of and amount of awards, the Compensation Committee may consider any factors it deems relevant, including, without limitation, the individuals’ functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and growth. We expect that approximately eight executive officers will be eligible to participate in the Annual Incentive Plan.

Administration

The Compensation Committee will have full power and authority to construe, interpret and administer the Plan.

Grant of Awards and Performance Goals

Awards will be granted in respect of a designated performance period, which is not to exceed one year, and will be earned based on the achievement of performance goals over the term of such performance period. The performance goals applicable to an award, which may vary among participants, will be based on one or more business criteria, personal performance goals or a combination of one or more business criteria and personal performance goals.

One or more of the business criteria specified in the Annual Incentive Plan relating to the Company, a subsidiary of the Company or a designated business segment, business unit, division, business line or other subcategory of the Company, a subsidiary of the Company or their respective businesses may be used by the Compensation Committee in establishing performance goals for awards. The business criteria specified in the Annual Incentive Plan are:

1.	net sales;

2.	revenue;

3.	revenue growth or product revenue growth;

4.	operating income (before or after taxes);

5.	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

6.	earnings per share;

7.	net income (before or after taxes);

8.	return on equity;

9.	total shareholder return;

10.	return on assets or net assets;

11.	appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company;

12.	market share;

13.	gross profits;

14.	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

15.	economic value-added models or equivalent metrics;

16.	comparisons with various stock market indices;

17.	reductions in costs;

18.	cash flow or cash flow per share (before or after dividends);

19.	return on capital (including return on total capital or return on invested capital);

20.	cash flow return on investment;

21.	improvement in or attainment of expense levels or working capital levels;

22.	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) margins, operating margins, gross margins or cash margins;

23.	year-end cash;

24.	debt reduction;

25.	stockholder equity;

26.	research and development achievements;

27.	manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

28.	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents);

29.	passing preapproval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s);

30.	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors));

31.	supply chain achievements;

32.	codevelopment, comarketing, profit sharing, joint venture or other similar arrangements;

33.	financing and other capital raising transactions (including sales of the Company’s equity or debt securities);

34.	factoring transactions; the sale or licensing of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions; and

35.	implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

The performance goals relating to such criteria may be expressed as absolute measures or measures relative to stated references, including, without limitation, the achievements of one or more other businesses or indices and may or may not be measures determined in accordance with generally accepted accounting principles.

Adjustments

Subject to compliance with the requirements of the qualified performance-based compensation exception under Section 162(m) of the Code for awards under the Annual Incentive Plan that are intended to qualify for such exception, the Compensation Committee will have the authority to adjust performance goals to exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or nonrecurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Determination and Payment of Awards

With respect to an award intended to qualify for the qualified performance-based compensation exception under Section 162(m) of the Code, the Compensation Committee will (i) establish in writing not later than 90 days after the beginning of the applicable performance period (or in the case of an award granted with respect to less than a full year, in accordance with the rules applicable under Section 162(m) of the Code) the performance goals applicable to such awards and (ii) promptly after the date on which the necessary financial or other information for the relevant performance period becomes available, certify whether the performance goals applicable to such Award have been achieved in the manner required by Section 162(m) of the Code. With respect to other awards, the performance goals applicable to such awards may be established, and the determination of the achievement of the applicable performance goals pertaining to such awards may be determined, in any manner permitted by the Compensation Committee. Payments, if any, with respect to an award under the Annual Incentive Plan generally will be made to the participant as soon as administratively practicable following the date of the final certification or determination of the award, but, in any event, no later than March 15 after the end of the performance period during which the award was earned, subject to the occurrence of a termination of employment.

Termination of Employment

The Compensation Committee will determine whether any award will continue to be earned on and after the date that a participant ceases to be employed by the Company, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.

Amendment and Termination

The Board of Directors or the Compensation Committee, each in its sole discretion, may amend, suspend or terminate the Annual Incentive Plan, or any part thereof, at any time and for any reason without the consent of any participant; provided that no such amendment will adversely affect rights to receive any amount to which participants or their beneficiaries have become entitled prior to such amendment. Notwithstanding the foregoing, no amendment may cause any outstanding award that is intended to be eligible for the qualified performance-based compensation exception under Section 162(m) of the Code to cease to qualify for such exception. The Annual Incentive Plan will continue in full force and effect until terminated by the Board of Directors or the Compensation Committee.

New Plan Benefits

Any awards under the Annual Incentive Plan will be at the discretion of the Compensation Committee. It is not possible at present to determine the amount of any award that will be available for grant during the term of the Annual Incentive Plan. However, please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 24 of the Proxy Statement, which sets forth the annual incentive compensation awarded to our Named Executive Officers for the 2012 performance year.

Vote Required for Approval

The approval of the Annual Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting in order to be approved.

Our Board unanimously recommends that you vote “FOR” the approval of the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2012, concerning the Company’s equity compensation plans. Since October 6, 2009, the Company has issued equity awards only under the Verisk Analytics, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders	12,573,298	(1)(2)	$22.21	5,733,463	(3)

Total	12,573,298			5,733,463

(1)	Includes shares subject to outstanding options granted under the Insurance Service Office, Inc. 1996 Incentive Plan (the “Option Plan”) in the amount of 6,111,922. The material features of the Option Plan are summarized below. See also Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Includes shares subject to outstanding options granted under the 2009 Equity Incentive Plan in the amount of 6,461,376. See “Verisk Analytics, Inc. 2009 Equity Incentive Plan” included in our Registration on the Form S-1/A filed on September 21, 2009 and Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the material features of our Incentive Plan.

(3)	On October 6, 2009, the date of our initial public offering, the Option Plan was terminated and no new equity awards can be granted under this plan.

The Option Plan

During 1996, the Company adopted the Option Plan. The Option Plan provided for the granting of options to key employees and non-employee directors of the Company. On October 6, 2009, the date of our initial public offering, the Option Plan was terminated and no new equity awards can be granted under this plan. The material features of the Option Plan are summarized below. The following description does not purport to be complete and is qualified in its entirety by reference to the plan document, which has been included as an exhibit to our Annual Reports on the Form 10-K.

Eligibility.    Key employees (as defined in the Option Plan) and non-employee directors (as defined in the Option Plan) (each, a “participant”) of the Company were eligible for offers and awards (in each case, as defined in the Option Plan).

Administration.    The Option Plan was administered by the committee having authority delegated by the Board to establish compensation arrangements relating to the Company.

Forms of Awards.    The committee could from time to time make such awards (including, without limitation, an award or grant of an option or grant of restricted stock, or any combination thereof) and/or offers to purchase common stock under the Option Plan in such form and having such terms, conditions and limitations as the committee may determine consistent with the terms of the Option Plan. Awards and/or offers could have been granted singly, in combination or in tandem. Currently, there are only option awards outstanding under the Option Plan.

Options.    Options are rights to purchase shares of the Company common stock at a price and during a period determined by the committee. The exercise price of an option was determined by the Board at the time of grant of such option and the term of an option generally could not exceed 10 years.

Termination of Employment/Change in Control.    If a participant’s employment terminated due to death, disability of retirement (for service-vesting options only) or if within two years following a change in control (as defined in the applicable award agreement), the participant’s employment terminated without cause or for good reason, all unexercisable options would have become immediately exercisable and would have remained exercisable for 12 months following the date of such termination. If a participant’s employment terminated for any other reason, all unexercisable options would have been terminated and all exercisable options would have remained exercisable for 90 days. Upon termination of a participant’s employment for any reason, including death, disability or retirement, restricted shares that remained subject to restrictions would have been forfeited.

Stock Adjustments.    In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the committee could make such adjustments in (i) the aggregate number of shares under the Option Plan and the number of shares that may be made subject to awards to any individual participant, (ii) the number and kind of shares that are subject to any option and the exercise price per share without any change in the aggregate exercise price to be paid upon exercise of the option, and (iii) the number and kind of shares of outstanding restricted stock, as the committee would deem appropriate in the circumstances.

Amendment and Termination.    The Board had the power to amend the Option Plan, award agreement(s), offer agreement(s) and/or promissory notes, provided, however, that such amendment(s) could not impair the rights of a participant without the consent of such participant, except to the extent, if any, provided in the Option Plan, the award agreement, the offer agreement and/or promissory note. The Board could suspend or terminate the Option Plan at any time, but no such suspension or termination could affect awards or offers then in effect.

ITEM 5 — RATIFICATION OF THE APPOINTMENT OF VERISK’S INDEPENDENT AUDITOR

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditors for 2013 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for 2013 and perform other permissible, preapproved services.

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Auditor’s Fees.    The following table summarizes the aggregate fees (including related expenses; in thousands) billed in 2012 and 2011 for professional services provided by Deloitte & Touche.

	2012	2011
Audit fees(1)	$1,518	$1,942
Audit-related fees(2)	202	428
Tax fees(3)	422	49

Total	$2,142	$2,419

(1)	Audit fees consisted of fees billed for audits of our consolidated financial statements included in our Annual Report on Form 10-K and in our Registration Statements on Form S-3 and Form S-8, reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and other regulatory audits.

(2)	Audit-related fees consisted of fees billed for employee benefit plan audits, as well as amounts incurred in conjunction with comfort letters to underwriters related to our public debt offerings.

(3)	Includes tax compliance and other tax services not related to the audit.

Preapproval Policy of the Audit Committee of Services Performed by Independent Auditors

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services by the independent auditors to ensure that the services do not impair the auditor’s independence. Under these procedures, the Audit Committee preapproves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the preapproval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general preapproval, if it involves a fee in excess of $250,000 or relates to tax planning and advice, it requires a separate preapproval, which may be delegated to the Chairman of the Audit Committee so long as the entire Audit Committee is informed at its next meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and NASDAQ rules and regulations. In accordance with this preapproval policy, all audit and nonaudit services were preapproved by the Audit Committee in 2012.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. In making such determinations, the Audit Committee considers, among other things, the recommendations of management of the Company. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NASDAQ and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held five meetings during 2012. With respect to 2012, the Audit Committee, among other things:

•	reviewed and discussed the Company’s quarterly earnings releases;

•

reviewed and discussed (i) the quarterly unaudited consolidated financial statements and related notes and (ii) the audited consolidated financial statements and related notes for the year ended December 31, 2012 with management and Deloitte & Touche;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•	met with Deloitte & Touche, the internal auditor, the General Counsel and Company management in executive sessions;

•	reviewed and discussed certain critical accounting policies; and

•	reviewed business and financial market conditions, including an assessment of risks posed to the Company’s operations and financial condition.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and SEC Rule 2-07 of Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding its communications with us concerning independence, and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q compromise independence.

During 2012, we also received regular updates on the amount of fees and scope of audit and audit-related services provided. Pursuant to the preapproval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above under “Preapproval Policy of the Audit Committee of Services Performed by Independent Auditors,” we preapproved the hiring of Deloitte & Touche to provide non-audit services primarily related to expatriate income tax services and regulatory filings for our foreign subsidiaries.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for 2013 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Glen A. Dell, (Chair)

Christopher M. Foskett

Samuel G. Liss

Andrew G. Mills

Thomas Motamed

David B. Wright

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance.    Based solely upon our review of forms filed by our directors and executive officers during the most recent fiscal year, we believe that all required reports have been timely filed under the SEC’s rules for reporting transactions by executive officers and directors in our common stock, except for one late Form 4 for Mr. Stephenson.

Other Business.    We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Shareholder Nominations for Director Candidates.    The Nominating and Corporate Governance Committee oversees searches for and identifies qualified individuals for membership on our Board. The Nominating and Corporate Governance Committee’s written charter requires the Committee to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate, based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NASDAQ rules for Audit Committee membership purposes). The Nominating and Corporate Governance Committee is also required to review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

Shareholders of record complying with the notice procedures set forth below may make director recommendations for consideration by the Nominating and Corporate Governance Committee. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 60 days before nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2014 annual meeting of shareholders, shareholders of record must submit the recommendation, in writing, no earlier than February 14, 2014, and no later than March 16, 2014. As required by our By-laws, the written notice must demonstrate that it is being submitted by a shareholder of record of Verisk and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send recommendations to the Nominating and Corporate Governance Committee, c/o Kenneth E. Thompson, Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

Shareholder Proposals for the 2014 Annual Meeting.    Shareholders intending to present a proposal at the 2014 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kenneth E. Thompson, Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. We must receive the proposal no later than December 2, 2013.

Shareholders of record wishing to present a proposal at the 2014 annual meeting, but not requiring the proposal be included in our proxy statement must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2014 annual meeting no earlier than February 14, 2014, and no later than March 16, 2014. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Cost of Soliciting Your Proxy.    We will pay the expenses for the preparation and mailing of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication.

Shareholders Sharing an Address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one Notice, Annual Report and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the Notice, Annual Report or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•

Any householded shareholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting us at (201) 469-2142 or may write to us at Investor Relations, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. Instructions for requesting such materials are also included in the Notice.

Consent to Electronic Delivery of Annual Meeting Materials.    Shareholders and ESOP participants can access this Proxy Statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically you will need access to a computer and an e-mail account. To sign up for electronic delivery, when voting using the Internet at www.proxyvote.com, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Registered shareholders that wish to revoke their request for electronic delivery at any time without charge should contact our Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686 or contact us at (201) 469-2142.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update your electronic address by contacting your nominee.

Appendix A

VERISK ANALYTICS, INC.

2013 EQUITY INCENTIVE PLAN

Verisk Analytics, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2013 Equity Incentive Plan (the “Plan”) subject to Section 12.13 of the Plan.

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries (as defined below) in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the awards hereunder. The Plan shall be the successor to the Verisk Analytics, Inc. 2009 Equity Incentive Plan.

2. DEFINITIONS

2.1. “Approval Date” shall have the meaning set forth in Section 12.13.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4. “Board” shall mean the Board of Directors of the Company.

2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act; (ii) an “outside director” within the meaning of Section 162(m) of the Code; and (iii) an “independent director” for purposes of the rules of the applicable stock market or exchange on which the Shares are quoted or traded, to the extent required by such rules. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

2.7. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.8. “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.9. “Director” shall mean a non-employee member of the Board.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 11.4.

2.11. “Effective Date” shall have the meaning set forth in Section 12.13.

2.12. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14. “Executive Officer Annual Incentive Plan” shall mean the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan, as in effect from time to time and any successor plan thereto.

2.15. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an interdealer quotation system on a last sale basis, the final ask price of the Shares reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a U.S. national securities exchange nor quoted on an interdealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.16. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.17. “Limitations” shall have the meaning set forth in Section 3.1(g).

2.18. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19. “Other Share-Based Awards” shall have the meaning set forth in Section 8.1.

2.20. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.21. “Payee” shall have the meaning set forth in Section 12.2.

2.22. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.23. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.24. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.25. “Performance Share” shall mean any grant pursuant to Article 9 relating to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.26. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.27. “Permitted Assignee” shall have the meaning set forth in Section 11.2.

2.28. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.32. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.33. “Stock Appreciation Right” shall mean a right granted to a Participant pursuant to Article 6.

2.34. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.35. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.36. “2009 Plan” shall mean the Verisk Analytics, Inc. 2009 Equity Incentive Plan.

2.37. “2009 Plan Award” shall mean an award granted under the 2009 Plan that is outstanding after March 15, 2013, regardless of whether such award is granted before or after such date.

2.38. “Vested Options” shall mean Options that are vested and exercisable.

2.39. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(e), the number of Shares available for issuance under the Plan shall be 15,700,000 Shares, reduced by (i) one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after March 15, 2013 under the 2009 Plan, and (ii) two and one-half (2.5) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after March 15, 2013 under the 2009 Plan. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Option or Stock Appreciation Right awarded. Any Shares granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two and one-half (2.5) Shares for every one (1) Share granted in connection with such Award. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of Shares to which other then-outstanding Awards relate, exceeds the number of Shares reserved under this Section 3.1(a). Shares issued under the Plan shall be counted against this limit in the manner specified in this Section 3.1(a) and Sections 3.1(b), (c) and (d).

(b) If any Shares subject to an Award or a 2009 Plan Award are forfeited, an Award or a 2009 Plan Award expires or otherwise terminates without issuance of Shares, or an Award or a 2009 Plan Award is settled for cash (in whole or in part), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan (i) on a one (1)-for-one (1) basis if such Shares were subject to Options or Stock Appreciation Rights (or options or stock appreciation rights that were 2009 Plan Awards), and (ii) on a two and one-half (2.5)-for- one (1) basis if such Shares were subject to Awards other than Options or Stock Appreciation Rights (or if such Shares were subject to 2009 Plan Awards other than options or stock appreciation rights).

(c) Notwithstanding anything to the contrary in Section 3.1(b) above, Shares subject to an Award or a 2009 Plan Award shall not again be available for issuance under the Plan if such Shares are (i) Shares tendered or withheld in payment of the exercise price of an Option (or an option that is a 2009 Plan Award), (ii) Shares delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an Option or other Award (or a 2009 Plan Award), or (iii) Shares covered by a stock-settled Stock Appreciation Right (or a stock-settled stock appreciation right that was a 2009 Plan Award) that were not issued upon the settlement of the Stock Appreciation Right (or the stock appreciation right that was a 2009 Plan Award). In addition, Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or an option that was a 2009 Plan Award) shall not again be available for issuance under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a preexisting plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(e) In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

(f) The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be the amount of available Shares set forth in Section 3.1(a), subject to adjustment as provided in Sections 3.1(a)-(e).

(g) Subject to adjustment as provided in Section 3.1(e), no Participant (i) may be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,350,000 Shares and (ii) may earn more than 450,000 Shares under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code and are denominated in Shares (collectively, the “Limitations”). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations set forth in this Section 3.1(g).

3.2. Source of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.    Any Employee, Director or Consultant shall be eligible to be selected as a Participant. The Committee may grant Substitute Awards to holders of equity awards issued by a company acquired by the Company or with which the Company combines.

4.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees, Directors or Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law (including, Section 157(c) of the Delaware General Corporation Law), to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5. OPTIONS

5.1. Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. Options may be designated as Incentive Stock Options, as determined by the Committee.

5.2. Award Agreements.    All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 3.1(e) and other than in connection with the grant of a Substitute Award, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an outstanding Option in exchange for a new Option with an exercise price that is lower than the exercise price of the cancelled Option, (c) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award and (d) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4. Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability (other than with respect to an Incentive Stock Option); provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5. Exercise of Options.    (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee (as defined in Section 11.2) thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Full payment of the exercise price of an Option shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value); (iii) by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price; (iv) by withholding Shares otherwise issuable in connection with the exercise of the Option; (v) through any other method specified in an Award Agreement (including same-day sales through a broker); or (vi) any combination of any of the foregoing, as may be provided in the Award Agreement. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6. Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. An Award Agreement may provide that if, on the last day of the term of an Option, the Fair Market Value of one Share exceeds the exercise price per Share of the Option, if the Participant has not exercised the Option, and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver Shares to the Participant in accordance with this Section 5.7, reduced by the number of Shares required for payment of the exercise price and for payment of withholding taxes; any fractional Share shall be settled in cash.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.    The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may establish in its sole discretion.

6.2. Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 3.1(e), shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than 100% of the Fair Market Value of one Share on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in tandem with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability (other than with respect to a Stock Appreciation Right granted in tandem with an Incentive Stock Option).

(e) An Award Agreement may provide that if, on the last day of the term of a Stock Appreciation Right, the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Without the approval of the Company’s stockholders, other than pursuant to Section 3.1(e) and other than in connection with the grant of a Substitute Award, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel an outstanding Stock Appreciation Right in exchange for a new Stock Appreciation Right with a grant price that is lower than the grant price of the cancelled Stock Appreciation Right, (iii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award and (iv) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants.    Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award but may, as determined by the Committee in its sole discretion, receive Dividend Equivalents. Any Shares or any other property distributed as a dividend, dividend equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock

Award or Restricted Stock Unit Award. The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

7.4. Issuance of Shares.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1. Grants.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements.    The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Any Shares or any other property distributed as a dividend, dividend equivalent or otherwise with respect to any Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Other Share-Based Award.

8.3. Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1. Grants.    Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2; provided, however, that if the Committee intends for a Performance Award to qualify for the performance-based compensation exception under Section 162(m) of the Code, such Performance Award shall be structured in accordance with the requirements of Article 10, including Section 10.2.

9.2. Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have dividends or Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Any Shares or any other property distributed as a dividend, dividend equivalent or otherwise with respect to any Performance Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Performance Award.

9.3. Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment.    Except as provided in Section 3.1(e) or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee.

Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. SECTION 162(m) OF THE CODE PROVISIONS

10.1. Covered Employees.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria.    (a) If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the grant of such Award or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following (and which performance goals may or may not be measured in accordance with generally accepted accounting principles):

(i) net sales;

(ii) revenue;

(iii) revenue growth or product revenue growth;

(iv) operating income (before or after taxes);

(v) pre- or after-tax income (before or after allocation of corporate overhead and bonus);

(vi) earnings per share;

(vii) net income (before or after taxes);

(viii) return on equity;

(ix) total shareholder return;

(x) return on assets or net assets;

(xi) appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company;

(xii) market share;

(xiii) gross profits;

(xiv) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

(xv) economic value-added models or equivalent metrics;

(xvi) comparisons with various stock market indices;

(xvii) reductions in costs;

(xviii) cash flow or cash flow per share (before or after dividends);

(xix) return on capital (including return on total capital or return on invested capital);

(xx) cash flow return on investment;

(xxi) improvement in or attainment of expense levels or working capital levels;

(xxii) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) margins, operating margins, gross margins or cash margins;

(xxiii) year-end cash;

(xxiv) debt reduction;

(xxv) stockholder equity;

(xxvi) research and development achievements;

(xxvii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

(xxviii) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents);

(xxix) passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s);

(xxx) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors));

(xxxi) supply chain achievements;

(xxxii) co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

(xxxiii) financing and other capital raising transactions (including sales of the Company’s equity or debt securities);

(xxxiv) factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions; and

(xxxv) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel.

(b) Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c) To the extent permitted by Section 162(m) of the Code, the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

(d) Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments.    Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals unless otherwise permitted by Section 162(m) of the Code.

10.4. Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants.    The maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash is, together with the dollar value earned by such Participant pursuant to an award under the Executive Officer Annual Incentive Plan that is intended to comply with the performance-based exception under Section 162(m) of the Code with respect to the same 12-month performance period, $10,000,000. If an Award subject to this Section 10.5 is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation set forth in this Section 10.5.

11. GENERALLY APPLICABLE PROVISIONS

11.1. Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 3.1(e)), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(d), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. In addition, no amendments to, or termination of, the Plan shall materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

11.2. Transferability of Awards.    Except as provided below, with respect to any Award or any Shares as to which any applicable restriction, performance or deferral period has not lapsed, such Award or Shares, as applicable, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee and, in the case of an Incentive Stock Option, subject to the limitations under Section 422 of the Code, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a); or (c) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 11.2.

11.3. Termination of Employment.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company and its Subsidiaries (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The Committee shall also determine and set forth in each Award Agreement the effect, if any, on an Award of the occurrence of a change in control of the Company. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.4. Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. Any such amounts and Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

12. MISCELLANEOUS

12.1. Award Agreements.    Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic record-keeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

12.2. Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. Subject to applicable law, the Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost to the Company) otherwise deliverable in connection with the Award.

12.3. Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim or right to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants or Participants under the Plan.

12.4. Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5. Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the applicable Award Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any income or gain realized on the grant, vesting or exercise of the Award, as applicable, and must repay such income or gain to the Company.

12.6. Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.7. Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board.

12.8. Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

12.9. Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

12.10. Construction.    As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.11. Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.12. Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

12.13. Effective Date and Approval Date.    The Plan shall become effective upon the date of approval of the Plan by the Compensation Committee of the Board (the “Effective Date”); provided, however, that the Plan shall be subject to the subsequent approval by the Company’s stockholders at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law, such stockholder approval to be obtained not later than one year after the Effective Date (the date of such approval being referred to as the “Approval Date”). Any Awards granted under the Plan prior to such approval of stockholders shall be subject to such approval, and in the absence of such approval, such Awards shall be null and void. Subject to the approval by the Company’s stockholders of the Plan, no further awards shall be granted under the 2009 Plan as of the Approval Date.

12.14. Term of the Plan.    Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.15. Foreign Employees.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees, Directors or Consultants, as applicable, providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

12.16. Compliance with Section 409A of the Code.    The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding any of the foregoing provisions, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

12.17. Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix B

VERISK ANALYTICS, INC.

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

1. Purpose.    The purpose of this Executive Officer Annual Incentive Plan is to aid Verisk Analytics, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding executive officers of the Company and its Subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals. The Plan is also intended to permit the payment of Awards that qualify as Section 162(m) Exempt Awards.

2. Administration.    The Committee will have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee will be final, conclusive and binding upon all parties. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee shall not delegate its authority and/or powers with respect to awards that are intended to qualify as Section 162(m) Exempt Awards.

3. Eligibility.    Participants in the Plan will be selected by the Committee from among the executive officers of the Company and its Subsidiaries who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee may consider any factors it deems relevant, including, without limitation, the individuals’ functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and growth.

4. Term, Amendment and Termination.

(a) Term.    The Plan will commence as of the Effective Date and, subject to the terms of the Plan, will continue in full force and effect until terminated by the Board or the Committee.

(b) Amendment and Termination.    The Board or the Committee, each in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason without the consent of any Participant; provided that no such amendment will adversely affect rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment. Notwithstanding the foregoing, no amendment shall cause any outstanding Award to a Named Executive that is intended to be a Section 162(m) Exempt Award to cease to qualify as a Section 162(m) Exempt Award.

5. Awards.

(a) Award Denomination and Amount.    An Award may be denominated and computed based on a stated dollar amount, a percentage of the annual base salary of the Participant receiving such Award or a percentage of an annual bonus pool or performance metric established by the Committee subject to achievement of Performance Goals (and, with respect to Awards to Named Executives intended to be Section 162(m) Exempt Awards, in accordance with the rules applicable under Section 162(m)). The maximum aggregate amount that a Participant may earn in respect of an Award or Awards granted in respect of any single fiscal year of the Company that is intended to be a Section 162(m) Exempt Award is, together with the dollar value of any cash award(s) earned by any such Participant under the 2013 Equity Incentive Plan that is intended to comply with the performance-based exception under Section 162(m) of the Code with respect to the same fiscal year, $10,000,000.

(b) Grant of Awards and Establishment of Performance Goals.    Awards will be granted in respect of a designated Performance Period and will be earned based on the achievement of Performance Goals over the term of such Performance Period. The Performance Goals applicable to an Award, which may vary among Participants, shall be based on (i) one or more Business Criteria, (ii) personal performance goals or (iii) a combination of one or more Business Criteria and personal performance goals. With respect to Awards to Named Executives intended to be Section 162(m) Exempt Awards, the Performance Goals applicable to such awards shall be established by the Committee in writing not later than 90 days after the beginning of the Performance Period applicable to such Awards (or in the case of an Award granted with respect to less than a full Performance Period, in accordance with the rules applicable under Section 162(m)). With respect to other Awards, the Performance Goals may be established in any manner permitted by the Committee.

(c) Determination and Payment of Final Award Amounts.    With respect to an Award to a Named Executive intended to be a Section 162(m) Exempt Award, the Committee will, promptly after the date on which the necessary financial or other information for the relevant Performance Period becomes available, certify whether the Performance Goals applicable to such Award have been achieved in the manner required by Section 162(m). With respect to other Awards, the determination of the achievement of the applicable Performance Goals pertaining to such Awards may be established in any manner permitted by the Committee. If the Performance Goals with respect to an Award have been achieved, the Award will have been earned, except that the Committee may, in its sole discretion, reduce the amount of the Award to reflect the Committee’s assessment of the Participant’s individual performance or for any other reason, unless such reduction is explicitly prohibited under the terms of the Award or the terms of a written agreement between the Company (or a Subsidiary) and the relevant Participant. Payments, if any, with respect to an Award shall generally be made to the Participant as soon as administratively practicable following the date of the final certification or determination above, but, in any event, no later than March 15 after the end of the Performance Period during which the Award was earned, subject to Section 6.

(d) Business Criteria.    One or more of the criteria listed on Annex I relating to the Company, a Subsidiary or a designated business segment, business unit, division, business line or other subcategory of the Company, a Subsidiary or their respective businesses may be used by the Committee in establishing Performance Goals for Awards. The Performance Goals relating to such criteria may be expressed as absolute measures or measures relative to stated references, including, without limitation, the achievements of one or more other businesses or indices, and may or may not be measures determined in accordance with generally accepted accounting principles.

(e) Adjustments.    Subject to Section 7(e) in the case of Awards intended to qualify as Section 162(m) Exempt Awards, the Committee will have the authority to adjust Performance Goals for any Performance Period to exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or nonrecurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

6. Termination of Employment.

The Committee shall determine whether any Award will continue to be earned on and after the date that a Participant ceases to be employed by the Company and its Subsidiaries, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment will be determined by the Committee, whose determination will be final.

7. General Provisions.

(a) Restrictions on Transfer.    The rights of a Participant with respect to any Award will not be transferable otherwise than by will or the laws of descent and distribution.

(b) Tax Withholding.    Whenever payments under the Plan are to be made to a Participant, the Company or a Subsidiary may withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(c) Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the payments respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(d) Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board, nor its submission to the shareholders of the Company for approval, will be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(e) Compliance with Section 162(m).    The Company intends that, to the extent consistent with the business goals of the Company, all Awards to Named Executives will constitute “qualified performance-based compensation” within the meaning of Section 162(m). Accordingly, in connection with language that is designated as intended to comply with Section 162(m), the terms of the Plan will be interpreted in a manner consistent with Section 162(m). If any provision of the Plan that is designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m), such provision will be construed or deemed amended to the extent necessary to conform to such requirements, and no provision will be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any Award upon attainment of the applicable performance objectives.

(f) Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

(g) Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder will be construed as (i) giving any Participant the right to continue in the employ or service of the Company or any Subsidiary, (ii) interfering in any way with the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time (subject to the terms and provisions of any Employment Agreement with the Participant) or (iii) giving any Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees. Except as expressly provided in the Plan, the Plan will not confer on any person other than the Company and the Participant any rights or remedies thereunder.

(h) Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan in connection with an Award. Any such deferral elections shall be made in compliance with Section 409A of the Code.

(i) Section 409A.    To the extent that any Award under the Plan is subject to Section 409A of the Code, the Award shall be granted, paid or deferred, as applicable, in a manner that will comply with Section 409A of the Code, including Treasury Regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment or deferral thereof, as applicable, to fail to satisfy Section 409A of the Code shall be, at the discretion of the Committee, amended to comply with Section 409A of the Code, which amendment may be made on a retroactive basis, in accordance with Treasury Regulations and other guidance issued under Section 409A of the Code. Notwithstanding any of the foregoing, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

(j) Effective Date.    The Plan is effective as of March 15, 2013; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards hereunder, that the Plan be approved by an affirmative vote of a majority of the shares of the Company’s Class A common stock that are present in person or represented by proxy and entitled to vote at the Company’s 2013 Annual Meeting of Shareholders.

8. Definitions.    The following capitalized terms used in the Plan have the respective meanings set forth below:

(a) “Award” means a conditional right granted to a Participant under the Plan to receive cash.

(b) “Board” means the Company’s Board of Directors.

(c) “Business Criteria” means the criteria designated in Annex I.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board to administer the Plan that in the case of any actions taken with respect to any Award to any Named Executive is comprised of not fewer than two directors of the Company, each of whom will qualify in all respects as an “outside director” within the meaning of Section 162(m).

(f) “Effective Date” means the effective date specified in Section 7(j).

(g) “Employment Agreement” means an employment, severance or similar agreement between the Company or any Subsidiary and a Participant.

(h) “Named Executive” means a person whose compensation from the Company and, as applicable, its Subsidiaries is, or is deemed materially likely by the Committee to be, subject to the limitation on deductibility set forth in Section 162(m).

(i) “Participant” means a person who has been granted an Award under the Plan.

(j) “Performance Goals” means the performance objectives of the Company during a Performance Period for the purposes of determining whether, and to what extent, Awards will be earned for the Performance Period.

(k) “Performance Period” means a period of not longer than one year over and within which performance is measured for the purposes of determining whether an Award has been earned.

(l) “Plan” means this Verisk Analytics, Inc. Executive Officer Annual Incentive Plan, as set forth in this document and as hereafter amended from time to time.

(m) “Section 162(m)” means Section 162(m) of the Code and the Treasury Regulations thereunder.

(n) “Section 162(m) Exempt Award” means an Award that qualifies as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision).

(o) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(p) “2013 Equity Incentive Plan” means the Verisk Analytics, Inc. 2013 Equity Incentive Plan, as in effect from time to time and any successor plan thereto.

Annex I

Business Criteria

1. Net sales;

2. revenue;

3. revenue growth or product revenue growth;

4. operating income (before or after taxes);

5. pre- or after-tax income (before or after allocation of corporate overhead and bonus);

6. earnings per share;

7. net income (before or after taxes);

8. return on equity;

9. total shareholder return;

10. return on assets or net assets;

11. appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company;

12. market share;

13. gross profits;

14. earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

15. economic value-added models or equivalent metrics;

16. comparisons with various stock market indices;

17. reductions in costs;

18. cash flow or cash flow per share (before or after dividends);

19. return on capital (including return on total capital or return on invested capital);

20. cash flow return on investment;

21. improvement in or attainment of expense levels or working capital levels;

22. earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) margins, operating margins, gross margins or cash margins;

23. year-end cash;

24. debt reduction;

25. stockholder equity;

26. research and development achievements;

27. manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

28. regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents);

29. passing preapproval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s);

30. strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors));

31. supply chain achievements;

32. codevelopment, comarketing, profit sharing, joint venture or other similar arrangements;

33. financing and other capital raising transactions (including sales of the Company’s equity or debt securities);

34. factoring transactions; the sale or licensing of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions; and

35. implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

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VERISK ANALYTICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD MAY 15, 2013

The undersigned hereby appoints Frank J. Coyne and Kenneth E. Thompson, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A common stock of Verisk Analytics, Inc. held of record by the undersigned as of March 18, 2013, at the Annual Meeting of Shareholders to be held at 8:00 a.m., eastern time at the Company’s Headquarters, 545 Washington Blvd., Jersey City, NJ 07310 on May 15, 2013 or any adjournment thereof.

This instruction and proxy card is also solicited by the Board of Directors of Verisk Analytics, Inc. (the “Company”) for use at the Annual Meeting of Shareholders on May 15, 2013 at 8:00 a.m., eastern time from persons who participate in the ISO 401(k) Savings and Employee Stock Ownership Plan (the “ESOP”).

By signing this instruction and proxy card, the undersigned ESOP Participant hereby instructs GreatBanc Trust Company, Trustee for the ESOP, to exercise the voting rights relating to any shares of Class A common stock of Verisk Analytics, Inc. allocable to his or her account(s) as of March 18, 2013. For the ESOP, the Trustee will vote shares that are not allocated to ESOP participant’s accounts, or for which no instruction has been received, in its discretion, in the best interest of ESOP participants.

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(Continued on reverse side)